Exhibit 4.3

CONFORMED DOCUMENT AS AMENDED BY DEEDS OF AMENDMENT DATED 29 OCTOBER 2007, 29 SEPTEMBER 2008, 24 FEBRUARY 2012, 25 SEPTEMBER 2012 AND 25 SEPTEMBER 2015.

THIS DOCUMENT ONLY APPLIES TO SECURED SERIES TRUSTS CONSTITUTED ON OR AFTER 25 SEPTEMBER 2015 AND TO THE WAREHOUSE TRUST (AS DEFINED IN THIS DOCUMENT).

THE SMART ABS TRUSTS

MASTER SECURITY TRUST DEED

P.T. LIMITED

ABN 67 004 454 666

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

THIS MASTER SECURITY TRUST DEED is made at Canberra on 27 February 2007

PARTIES:

(1)	P.T. LIMITED ABN 67 004 454 666 of Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 (hereinafter included in the expression the Security Trustee)

(2)	MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443 of Level 1, 1 Martin Place, Sydney NSW 2000 (hereinafter included in the expression the Manager)

(3)	PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 002 674 982 of Level 12, 123 Pitt Street, Sydney NSW 2000 (hereinafter included in the expression the Trustee)

BACKGROUND:

(A)	The Trustee is the trustee, and the Manager is the manager, of each Series Trust pursuant to the Master Trust Deed.

(B)	This Deed contemplates that the Manager may specify in a Series Supplement relating to a Series Trust that it proposes that the Series Trust be a Secured Series Trust for the purposes of this Deed.

(C)	If the Manager proposes in a Series Supplement that a Series Trust be a Secured Series Trust, the Manager will prepare and submit to the Trustee and the Security Trustee a General Security Deed under which the Trustee, as trustee of the Series Trust will (amongst other things) encumber the Secured Property referred to therein as security for the Secured Moneys referred to therein, in favour of the Security Trustee as trustee for the Secured Creditors referred to therein.

(D)	Upon the due execution of a General Security Deed in relation to a Series Trust by the Trustee, the Manager and the Security Trustee, the Series Trust will become a Secured Series Trust for the purposes of this Deed.

(E)	The provisions of this Deed apply to each Secured Series Trust, as such provisions may be amended by the General Security Deed corresponding to that Secured Series Trust.

(F)	The Security Trustee has agreed to act as security trustee for the benefit of the Secured Creditors of each relevant Secured Series Trust on, and subject to, the terms and conditions in this Deed and the General Security Deed relating to that Secured Series Trust.

Operative Provisions

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the context indicates a contrary intention:

Authorised Officer means:

(a)	in relation to the Security Trustee, a director or secretary of the Security Trustee, any person whose title contains the word or words “manager”, “counsel” or “head of [business unit]” or any other person appointed by the Security Trustee to act as an Authorised Officer of the Security Trustee;

(b)	in relation to a Foreign Currency Note Trustee, any officer within the corporate trust department of the Foreign Currency Note Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Foreign Currency Note Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Deed or a Security;

(c)	in relation to the Trustee, an Authorised Officer of the Trustee for the purposes of the Master Trust Deed; and

(d)	in relation to the Manager, an Authorised Officer of the Manager for the purposes of the Master Trust Deed.

Charge in relation to a Secured Series Trust, has the meaning given to that term in the General Security Deed relating to that Secured Series Trust.

Class A Noteholders in relation to a Secured Series Trust has the meaning (if any) given to that term in the Series Supplement in relation to that Secured Series Trust.

Class A Notes in relation to a Secured Series Trust has the meaning (if any) given to that term in the Series Supplement in relation to that Secured Series Trust.

Class of Higher Ranking Notes at any time in relation to a Secured Series Trust and a Class or Sub-Class of Notes, means each Class or Sub-Class of Notes then outstanding which rank above that Class or Sub-Class of Notes as determined by reference to the order of priority of payments on enforcement in Clause 13.1 and the General Security Deed in relation to the Secured Series Trust.

Class of Subordinated Notes in relation to a Secured Series Trust and a Class or Sub-Class of Notes, means each Class or Sub-Class of Notes which ranks below the Highest Ranking Class of Notes then outstanding as determined by reference to the order of priority of payments on enforcement in Clause 13.1 and the General Security Deed in relation to the Secured Series Trust.

Deed of Assumption means the Deed of Assumption dated on or about the date of this Deed between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007.

Event of Default in relation to a Secured Series Trust has the meaning given to it in Clause 7 in relation to that Secured Series Trust.

Extraordinary Resolution of the Voting Secured Creditors means, subject to the General Security Deed in relation to a Secured Series Trust:

(a)	in relation to a Foreign Currency Trust only, where the Foreign Currency Note Trustee is the only Voting Secured Creditor in accordance with the definition of Voting Secured Creditor in relation to that Secured Series Trust, a written direction by the Foreign Currency Note Trustee alone (acting at the direction of the Foreign Currency Noteholders or otherwise in its absolute discretion where no such directions are forthcoming);

(b)	in relation to a Foreign Currency Trust only, where the Foreign Currency Noteholders are the only Voting Secured Creditors in accordance with the definition of Voting Secured Creditor in relation to that Secured Series Trust, an Extraordinary Resolution (as defined in the Foreign Currency Note Trust Deed in relation to that Secured Series Trust) of the Foreign Currency Noteholders passed pursuant to the Foreign Currency Note Trust Deed; or

(c)	otherwise, in all other cases:

(i)	a resolution which is passed at a meeting of Voting Secured Creditors duly convened and held in accordance with the provisions of this Deed (including Schedule 1) by a majority consisting of not less than 75% of the votes (determined in accordance with Clause 8 of Schedule 1) of the persons present and voting at the meeting who are Voting Secured Creditors, or representing Voting Secured Creditors or if a poll is demanded then, subject, in the case of a Foreign Currency Trust only, to Clause 20(e) of Schedule 1, by Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate a number of votes which is not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present at the meeting voting on such poll; or

(ii)	a resolution in writing pursuant to Clause 16 of Schedule 1.

Foreign Currency means a currency other than Australian dollars.

Foreign Currency Note means a Note or Class or Sub-Class of Notes issued by a Secured Series Trust in a Foreign Currency.

Foreign Currency Note Trust in relation to a Secured Series Trust, means the trust established under the Foreign Currency Note Trust Deed for that Secured Series Trust.

Foreign Currency Note Trust Deed in relation to a Secured Series Trust, has the meaning given to that term in the General Security Deed relating to that Secured Series Trust.

Foreign Currency Note Trustee in relation to:

(a)	a Foreign Currency Note Trust, means the person appointed as Foreign Currency Note Trustee under the Foreign Currency Note Trust Deed in relation to that Foreign Currency Note Trust, and if that person retires or is removed as Foreign Currency Note Trustee, the person from time to time appointed as the trustee for the Foreign Currency Noteholders in accordance with that Foreign Currency Note Trust Deed; and

(b)	a Secured Series Trust, has the meaning given to that term in the General Security Deed relating to that Secured Series Trust (if any).

Foreign Currency Noteholders has the same meaning as in the General Security Deed in relation to a Secured Series Trust.

Foreign Currency Trust means a Secured Series Trust which has issued any Foreign Currency Notes.

General Security Deed means, in relation to a Secured Series Trust, the General Security Deed relating to that Secured Series Trust as executed or proposed to be executed (as the case may be) by the Trustee, the Manager and the Security Trustee in such form, and with such parties, as may be agreed between the Trustee, the Manager and the Security Trustee from time to time.

Highest Ranking Class of Note means at any time, in relation to a Secured Series Trust, the Class or Sub-Class of Notes then outstanding ranking in priority to all other Notes of the Secured Series Trust as determined by reference to the order of priority of payments on enforcement in Clause 13.1 and the General Security Deed in relation to the Secured Series Trust.

Interested Persons means, in relation to a Secured Series Trust, a collective reference to the Trustee, the Secured Creditors of the Secured Series Trust, the Manager and all persons claiming through them and Interested Person means, in relation to a Secured Series Trust, a several reference to all Interested Persons in relation to the Secured Series Trust.

Master Sale and Servicing Deed means the Master Sale and Servicing Deed dated 27 February 2007 between the Trustee, the Manager and Macquarie Leasing Pty Limited, as amended from time to time.

Master Trust Deed means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended from time to time.

Non-PPSA Secured Property means, in relation to a Secured Series Trust, the property specified as such in the General Security Deed relating to that Secured Series Trust.

Obligations means, in relation to a Secured Series Trust, the totality of all the obligations and liabilities of the Trustee:

(a)	to the Secured Creditors under or arising from or in connection with at any time and for any reason or circumstance whatsoever, the Transaction Documents in relation to the Secured Series Trust to which a Secured Creditor is party; and

(b)	to the Security Trustee arising under or in connection with this Deed in respect of the Secured Series Trust or the General Security Deed in respect of the Secured Series Trust,

whether such obligations and liabilities are liquidated or not, are contingent or presently accrued due or relate to the payment of money or the performance or omission of any act or thing, and includes all rights sounding in damages only.

PPSA Secured Property means, in relation to a Secured Series Trust, the property specified as such in the General Security Deed relating to that Secured Series Trust.

Pre-Default Action means:

(a)	an action which the Security Trustee is required or empowered to take prior to an Event of Default under Clauses 6.1, 6.2(c), 8.3, 8.4, 9.5, 11.5, 11.8, 14, 15.2, 16.1, 17.2, 19, 20.1, 20.2, 22 and 23; and

(b)	such action as the Security Trustee considers necessary to cause the Trustee to comply with its obligations under Clause 19.1.

Prior Interest means, in relation to a Secured Series Trust, the lien over, and right of indemnification from, the Secured Property relating to that Secured Series Trust held by the Trustee under, and calculated in accordance with, the Master Trust Deed or the relevant Series Supplement for Trustee Indemnity Costs (other than the Secured Moneys) in relation to the Secured Series Trust which are unpaid, or paid by the Trustee but not reimbursed to the Trustee from the Assets of the Secured Series Trust.

Receiver means, in relation to a Secured Series Trust and Secured Property relating to that Secured Series Trust, a receiver appointed by the Security Trustee under this Deed over Secured Property relating to that Secured Series Trust and includes a receiver and manager and where more than one person has been appointed as receiver or receiver and manager each such person and also any servant, agent or delegate of any such receiver or receiver and manager.

Representative means:

(a)	in relation to a Voting Secured Creditor, a person who is appointed as a proxy for that Voting Secured Creditor pursuant to Clause 10 of Schedule 1; and

(b)	without limiting the generality of paragraph (a), in relation to a Voting Secured Creditor that is a body corporate, a person who is appointed pursuant to Clause 11 of Schedule 1 by that Voting Secured Creditor.

Secured Creditors means, in relation to a Secured Series Trust, the persons identified as such in the General Security Deed relating to the Secured Series Trust.

Secured Moneys means, in relation to a Secured Series Trust, the moneys owing to the Security Trustee or a Secured Creditor specified as such in the General Security Deed relating to that Secured Series Trust.

Secured Property means, in relation to a Secured Series Trust, the property specified as such in the General Security Deed relating to that Secured Series Trust.

Secured Series Trust means each Series Trust that is proposed in its Series Supplement to be a Secured Series Trust for the purposes of this Deed and in respect of which a General Security Deed is executed by the Trustee, the Manager and the Security Trustee pursuant to Clause 2.

Security means, in relation to a Secured Series Trust, the Security Interests created by the General Security Deed relating to that Secured Series Trust.

Security Release Date means, in relation to a Secured Series Trust, subject to Clause 22.3, the date the Security Trustee releases the Secured Property of the Secured Series Trust from the Security relating to that Secured Series Trust.

Security Trust means generally each trust established under Clause 2.2 and, in relation to a Secured Series Trust or the Secured Creditors of a Secured Series Trust, means such trust established under Clause 2.2 in relation to that particular Secured Series Trust.

Security Trust Fund means any property and benefits which the Security Trustee holds on trust for the Secured Creditors of a Secured Series Trust under this Deed and the General Security Deed relating to that Secured Series Trust including, without limitation, all the right, title and interest of the Security Trustee in connection with the Security and any property which represents the proceeds of sale of any such property or proceeds of enforcement of the Security.

Security Trustee means P.T. Limited ABN 67 004 454 666 or if P.T. Limited ABN 67 004 454 666 retires or is removed as security trustee, any then Substitute Security Trustee.

Subordinated Note Basic Term Modification means in relation to a Class or Sub-Class of Subordinated Notes, an amendment, addition or revocation to this Deed, the General Security Deed in relation to a Secured Series Trust or to the terms and conditions of that Class or Sub-Class of Subordinated Notes which has the effect of:

(a)	reducing, cancelling or postponing the date of payment, modifying the method for the calculation or altering the order of priority under this Deed and the General Security Deed in relation to a Secured Series Trust, of any amount payable in respect of any principal or interest in respect of that Class or Sub-Class of Subordinated Notes;

(b)	altering the currency in which payments under that Class or Sub-Class of Subordinated Notes are to be made;

(c)	altering the majority required to pass an Extraordinary Resolution under this Deed; or

(d)	sanctioning any scheme or proposal for the exchange or sale of that Class or Sub-Class of Subordinated Notes for, or the conversion of that Class or Sub-Class of Subordinated Notes into, or the cancellation of that Class or Sub-Class of Subordinated Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Trustee or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or in consideration of cash.

Substitute Security Trustee means at any given time the entity then appointed as Security Trustee under this Deed.

Trustee Indemnity Costs means, in relation to a Secured Series Trust, the fees, costs, charges and expenses incurred by or payable to the Trustee (in its capacity as trustee of the Secured Series Trust) in accordance with the Transaction Documents relating to that Secured Series Trust excluding the Secured Moneys in relation to the Secured Series Trust.

Voting Entitlement means, in relation to a Secured Series Trust, on a particular date the number of votes which the Voting Secured Creditors of the Secured Series Trust would be entitled to exercise if a meeting of Voting Secured Creditors of the Secured Series Trust were held on that date, being in respect of a given Voting Secured Creditor and subject to the General Security Deed in relation to the Secured Series Trust, the number calculated by dividing the Secured Moneys owing to that Voting Secured Creditor in respect of the Secured Series Trust by 10 and rounding the resulting figure to the nearest whole number (exact half numbers to be rounded up) provided that if a Foreign Currency Note Trustee is a then Voting Secured Creditor of the Secured Series Trust, it will have a Voting Entitlement equal to the aggregate Voting Entitlement (determined in accordance with the foregoing) for all Foreign Currency Noteholders of the Secured Series Trust on whose behalf it is acting.

Voting Secured Creditor in relation to a Secured Series Trust, has the meaning given in the General Security Deed relating to the Secured Series Trust.

Warehouse Trust means the Series Trust (as defined in the Master Trust Deed) known as the SMART U Warehouse Trust, established pursuant to the Master Trust Deed and a Trust Creation Deed dated 4 April 2014.

1.2	Master Trust Deed, Master Sale and Servicing Deed and Series Supplement definitions

(a)	(Incorporation of definitions): Subject to Clause 1.2(b), unless otherwise defined in this Deed or unless otherwise indicated in this Deed, words and expressions defined (including by incorporation from, or by reference to, another document) in the Master Trust Deed, Master Sale and Servicing Deed or a Series Supplement in relation to a Secured Series Trust, have the same meanings in this Deed in so far as it applies to that Secured Series Trust. Where there is any inconsistency in a definition between the Master Trust Deed, the Master Sale and Servicing Deed and the Series Supplement relating to a Secured Series Trust, the Series Supplement prevails over the Master Trust Deed and Master Sale and Servicing Deed in respect of this Deed.

(b)	(Variation of incorporated definitions): Where in this Deed a word or expression is defined by reference to its meaning in the Master Trust Deed or the Master Sale and Servicing Deed, any amendment to the meaning of that word or expression in the Master Trust Deed or the Master Sale and Servicing Deed will be of no effect for the purposes of this Deed in its application to a Secured Series Trust unless the amendment is pursuant to the Series Supplement in relation to that Secured Series Trust or the amendment is consented to by the Security Trustee.

1.3	Interpretation

Clause 1.2 of the Master Trust Deed is taken to be incorporated in this Deed as if set out in full in it.

1.4	Incorporation of Schedule 1

This Deed incorporates Schedule 1 which forms part of, and is subject to, this Deed.

1.5	General Security Deed

(a)	(Application of this Deed to a Secured Series Trust): A General Security Deed relating to a Secured Series Trust may amend, delete or supplement the provisions of this Deed insofar as they apply to the Secured Series Trust. Such an amendment, deletion or supplement to the provisions of this Deed insofar as they apply to a Secured Series Trust does not constitute an amendment, addition or revocation of this Deed for the purposes of Clause 23.

(b)	(General Security Deed paramount in respect of the Secured Series Trust to which it applies): Notwithstanding any other provision of this Deed, if there is a conflict between the provisions of a General Security Deed relating to a Secured Series Trust and the provisions of this Deed insofar as they apply to the Secured Series Trust, the provisions of the General Security Deed prevail over the other provisions of this Deed in respect of the Secured Series Trust.

1.6	Determination of Outstanding Hedge Money

The amounts owing by the Trustee to a provider of a Hedge Agreement are to be determined by the provider of the Hedge Agreement on the relevant date as if an “Early Termination Date” (as defined in the relevant Hedge Agreement) has been designated in respect of all “Transactions” (as defined in the relevant Hedge Agreement) in accordance with the relevant Hedge Agreement at the time of such determination.

1.7	Amounts Outstanding

For the purposes of determining whether any amount constitutes Secured Moneys, for the purposes of determining whether an Insolvency Event in relation to the Trustee as trustee of a Secured Series Trust has occurred, for the purposes of Clause 7(k) and for the purposes of Clause 13.1 (and for these purposes only) the calculation of any amounts owing or due by the Trustee will be made without regard to any limitation on the Trustee’s liability that may be construed as meaning that such amounts are not owing or are not due and payable (and will be considered payable on a day fixed for their payment if this is subject to the Trustee having sufficient funds whether or not the Trustee has sufficient funds on that day).

1.8	Trustee’s capacity

(a)	(Capacity): The Trustee enters into this Deed only in its capacity as trustee of each Secured Series Trust, and in no other capacity, and a reference to the undertaking, assets, business or moneys of the Trustee is a reference to the undertaking, assets, business or moneys of the Trustee in its capacity as trustee of the relevant Secured Series Trust only.

(b)	(Insolvency Event): In this Deed unless expressly specified otherwise, a reference to an Insolvency Event in relation to the Trustee is to the Trustee only in its capacity as trustee of the relevant Secured Series Trust and does not include the Trustee personally, as trustee of any other Series Trust, as trustee of any other trust fund or in any other capacity whatsoever.

2.	GENERAL SECURITY DEED

2.1	Preparation of General Security Deed

If the Manager proposes that a Series Trust is to be a Secured Series Trust, the Manager will contemporaneously with the preparation of the Series Supplement in relation to that Series Trust (or at any other time that may be agreed between the Manager, the Trustee and the proposed Security Trustee) prepare and deliver to the Trustee and proposed Security Trustee a General Security Deed.

2.2	Execution of General Security Deed

If the Trustee and the proposed Security Trustee receive a General Security Deed in relation to a proposed Secured Series Trust pursuant to Clause 2.1, and if they decide in their absolute discretion to do so, the Trustee and the proposed Security Trustee may execute and return that General Security Deed to the Manager.

2.3	Effect of General Security Deed

If the Trustee and the Security Trustee execute and return a General Security Deed to the Manager, upon the execution of that General Security Deed by the Manager the provisions of this Deed (as amended, deleted or supplemented by the provisions of that General Security Deed) will thereupon (or at such other time as specified in the General Security Deed) take effect in relation to that Secured Series Trust.

3.	THE SECURITY TRUST

3.1	Declaration of Security Trusts

The Security Trustee declares that it will hold each Security Trust Fund for a Secured Series Trust on trust for those persons who are Secured Creditors of the Secured Series Trust at the time of distribution of any money by the Security Trustee pursuant to Clause 13.1 in respect of that Secured Series Trust on, and subject to, the terms and conditions of this Deed and the General Security Deed relating to that Secured Series Trust.

3.2	Duration of Security Trusts

A Security Trust in relation to a Secured Series Trust commences on the date that the relevant Series Trust becomes a Secured Series Trust and terminates on the first to occur of:

(a)	(Security Release Date): the Security Release Date for the Secured Series Trust;

(b)	(Rule against perpetuities): the 80th anniversary of the creation of the Security Trust; and

(c)	(Other): such earlier date (if any) as may be specified in the General Security Deed.

3.3	Benefit of Security Trust

Each Secured Creditor of a Secured Series Trust is entitled to the benefit of the Security Trust relating to that Secured Series Trust on, and subject to, the terms and conditions of this Deed and the General Security Deed relating to the Secured Series Trust.

3.4	Interested persons bound

The provisions of this Deed and the relevant General Security Deed are binding upon every Interested Person of a Secured Series Trust and the Security Trustee.

3.5	Security Trust Fund only available to its Secured Creditors

Each Security Trust Fund is only available to meet the Secured Moneys of the corresponding Secured Series Trust and other amounts of the Secured Series Trust provided for herein and is not available to meet the Secured Moneys, or such other amounts, in relation to any other Secured Series Trust.

3.6	Nature of rights of Secured Creditors

Prior to any distribution to the Secured Creditors in relation to a Secured Series Trust pursuant to Clause 13.1, no Secured Creditor in relation to the Secured Series Trust is entitled by virtue of this Deed or a General Security Deed to any equitable or proprietary interest in the Secured Property or the Security in relation to the Secured Series Trust, or any rights held by the Security Trustee under Clause 3.1, and only has a mere right of action against the Security Trustee to properly perform its covenants under this Deed and to account to the Secured Creditors in relation to the Secured Series Trust in accordance with this Deed and the relevant General Security Deed.

4.	PAYMENT OF SECURED MONEYS AND SECURITY

4.1	Covenant in favour of Security Trustee

The Trustee covenants in favour of the Security Trustee in its capacity as trustee of a Security Trust that it will duly and punctually perform and fulfil the Obligations and will pay the Secured Moneys relating to the corresponding Secured Series Trust to, or to the order of, the Security Trustee as and when the same fall due for payment.

4.2	Payments to Secured Creditors

Notwithstanding Clause 4.1, every payment by the Trustee, or the Security Trustee in accordance with this Deed, to the Secured Creditors of a Secured Series Trust on account of the Secured Moneys relating to that Secured Series Trust will operate as payment by the Trustee to the Security Trustee in satisfaction of the Trustee’s obligations in respect of those Secured Moneys.

4.3	Floating Charge

Subject to the corresponding General Security Deed, the Charge in relation to each Secured Series Trust is a floating charge over its respective Non-PPSA Secured Property.

4.4	Ranking of Security

Subject only to the Prior Interest relating to a Secured Series Trust and to the corresponding General Security Deed, the Security over the Secured Property relating to that Secured Series Trust is first ranking having priority over all other Security Interests over the Assets of the Secured Series Trust.

4.5	Crystallisation of Floating Charge

A Charge in relation to a Secured Series Trust, if it has not otherwise taken effect as a fixed charge in accordance with the other provisions of this Deed and the General Security Deed relating to the Secured Series Trust, takes effect automatically and immediately as a fixed charge over all the Non-PPSA Secured Property relating to that Secured Series Trust if an Event of Default in relation to the Secured Series Trust occurs, other than if an Event of Default described in Clauses 7(e) or (h) occurs, in which event it takes effect as a fixed charge automatically and immediately over the affected Non-PPSA Secured Property. Upon a Charge becoming a fixed charge pursuant to the foregoing provisions of this Clause 4.5, the Security Trustee is deemed to have intervened at that point in time and to have exercised all its rights of intervention in respect of the relevant Non-PPSA Secured Property.

4.6	Consent to dealings

During the time that a Charge has taken effect as a fixed charge over any Non-PPSA Secured Property, the Trustee must not (and the Manager will not give any direction to the Trustee to) dispose of or deal with such Non-PPSA Secured Property unless such disposition or such other dealing is permitted by or required by and will be effected in accordance with the terms of the Master Trust Deed, the relevant General Security Deed or any other Transaction Document relating to the corresponding Secured Series Trust. Without limiting the generality of the foregoing, the Trustee, a Nominated Servicer in relation to a Secured Series Trust or any of their delegates may (notwithstanding that a Charge in relation to the Secured Series Trust has taken effect as a fixed charge) discharge in accordance with the terms of the corresponding Transaction Documents, any Approved Financial Assets relating to the Secured Series Trust. Any Approved Financial Assets discharged pursuant to this Clause 4.6 will automatically, and without the need for any act on the part of the Security Trustee, be free from and released from its corresponding Charge.

4.7	Re-Conversion from fixed into floating charge

Subject to Clause 4.8, at any time after a Charge in relation to a Secured Series Trust has taken effect as a fixed charge over its corresponding Non-PPSA Secured Property, the Security Trustee may (and will, if directed by an Extraordinary Resolution of the Voting Secured Creditors of the Secured Series Trust) by notice in writing to the Trustee convert the Charge from a fixed charge into a floating charge as regards any asset or assets specified in such notice. Upon such notice being received by the Trustee, the Charge as regards such specified asset or assets will immediately become and operate as a floating charge subject to the provisions of this Deed and the General Security Deed relating to the Secured Series Trust and will cease to be a fixed charge over such specified asset or assets.

4.8	Replacement of fixed charge over Non-PPSA Secured Property

If a Charge in relation to a Secured Series Trust has taken effect as a fixed charge as a result of the occurrence of the Event of Default described in Clause 7(a) the Security Trustee must, upon notification from the Manager that another person has been appointed as trustee of the Series Trusts, by notice in writing to the Trustee convert the charge from a fixed charge into a floating charge as regards the corresponding Non-PPSA Secured Property.

4.9	Subsequent dealing

From the effective date specified in a notice given under Clause 4.7 or 4.8:

(a)	(Trustee may deal as if floating charge): the Trustee may deal with the Non-PPSA Secured Property the subject of the notice, if it was acquired by the Trustee before the effective date of the notice, as if it had always been charged by way of floating charge by the relevant General Security Deed;

(b)	(Treat the fixing as not having occurred): the floating charge given by the relevant General Security Deed in respect of Non-PPSA Secured Property the subject of the notice acquired by the Trustee on or after the effective date of the notice continues to operate as a floating charge as if it had never been a fixed charge; and

(c)	(Third person may rely on notice that Charge is floating): a person dealing with the Trustee in relation to the Non-PPSA Secured Property the subject of the notice may rely on a notice from the Security Trustee as conclusive evidence that, as at the time the notice is issued, such Non-PPSA Secured Property is charged by way of floating charge.

4.10	Proceeds

Notwithstanding any other provision of any Transaction Document in relation to a Secured Series Trust, the Security granted in respect of the Secured Property in relation to that Secured Series Trust will continue in the proceeds (as defined in the PPSA) of any dealing in respect of that Secured Property (whether or not that dealing is permitted in accordance with the terms of the Transaction Documents in relation to that Secured Series Trust).

5.	REPRESENTATIONS AND WARRANTIES

5.1	By the Trustee

The Trustee represents and warrants to the Security Trustee in the Security Trustee’s capacity as trustee of each Security Trust with effect from the time of creation of the corresponding Secured Series Trust that:

(a)	(Due incorporation): it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

(b)	(Constitution): the execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate the Trustee’s constitution;

(c)	(Corporate power): the Trustee has the power and has taken all corporate and other action required to enter into this Deed and the General Security Deed in relation to the Secured Series Trust and to authorise the execution and delivery of this Deed and that General Security Deed and the performance of its obligations under this Deed and that General Security Deed;

(d)

(Filings): except as provided in Clause 20.3, all corporate notices and all registrations with the Australian Securities and Investments Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required by law to be filed or effected, as applicable, by the Trustee in connection with the execution, delivery and performance of this

Deed and the General Security Deed in relation to the Secured Series Trust have been filed or effected or will be filed within the relevant time periods, as applicable, and all such filings and registrations are or will be current, complete and accurate;

(e)	(Legally binding obligation): the Trustee’s obligations under this Deed and the General Security Deed in relation to the Secured Series Trust are valid, legally binding and enforceable obligations in accordance with the terms of this Deed and that General Security Deed subject to stamping and any necessary registration except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally (including to the extent applicable, the PPSA);

(f)	(Execution, delivery and performance): the Trustee’s execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(g)	(Authorisations): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the Trustee in connection with the execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust in its personal capacity have been obtained and are valid and subsisting;

(h)	(Good title): subject only to the Transaction Documents relating to the Secured Series Trust and any Prior Interest relating to the Secured Series Trust, the Trustee has not taken any steps to create any Security Interests in relation to the Secured Property;

(i)	(Secured Series Trust validly created): the Secured Series Trust has been validly created and is in existence;

(j)	(Sole Trustee): the Trustee has been validly appointed as trustee of the Secured Series Trust and is at the relevant time the sole trustee of the Secured Series Trust;

(k)	(Master Trust Deed and the Trust Creation Deed): the Secured Series Trust is solely constituted by the Master Trust Deed and the Series Supplement or the Trust Creation Deed (as the case may be) relating to the Secured Series Trust;

(l)	(No proceedings to remove): the Trustee has received no notice, and to its knowledge no resolution has been passed or direction or notice has been given, removing it as trustee of the Secured Series Trust;

(m)	(Trustee’s power): it has power under the Master Trust Deed and the Series Supplement relating to the Secured Series Trust, to encumber the Secured Property in relation to the Secured Series Trust as provided in this Deed and the General Security Deed relating to the Secured Series Trust; and

(n)	(No breach): it is not in breach of any material provision of the Master Trust Deed or the Series Supplement, or any other Transaction Document, relating to the Secured Series Trust.

5.2	By the Manager

The Manager represents and warrants to the Security Trustee in the Security Trustee’s capacity as security trustee of each Security Trust with effect from the date of creation of the corresponding Secured Series Trust that:

(a)	(Due incorporation): the Manager is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)	(Constitution): the Manager’s execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate its constitution;

(c)	(Corporate power): the Manager has the power and has taken all corporate and other action required to enter into this Deed and the General Security Deed in relation to the Secured Series Trust and to authorise the execution and delivery of this Deed and that General Security Deed and the performance of its obligations under this Deed and that General Security Deed;

(d)	(Filings): subject to Clause 20.3, the Manager has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate;

(e)	(Legally binding obligation): the Manager’s obligations under this Deed and the General Security Deed in relation to the Secured Series Trust are valid, legally binding and enforceable obligations in accordance with the terms of this Deed and that General Security Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally (including to the extent applicable, the PPSA);

(f)	(Execution, delivery and performance): the Manager’s execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets; and

(g)	(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the Manager in connection with the execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust have been obtained and are valid and subsisting.

5.3	By the Security Trustee

The Security Trustee represents and warrants to the Trustee and the Manager in the Security Trustee’s capacity as security trustee of each Security Trust with effect from the time of creation of the corresponding Secured Series Trust that:

(a)	(Due incorporation): it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

(b)	(Constitution): the execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate the Security Trustee’s constitution;

(c)	(Corporate power): the Security Trustee has the power and has taken all corporate and other action required to enter into this Deed and the General Security Deed in relation to the Secured Series Trust and to authorise the execution and delivery of this Deed and that General Security Deed and the performance of its obligations under this Deed and that General Security Deed;

(d)	(Filings): subject to Clause 20.3, the Security Trustee has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate;

(e)	(Legally binding obligation): the Security Trustee’s obligations under this Deed and the General Security Deed in relation to the Secured Series Trust are valid, legally binding and enforceable obligations in accordance with the terms of this Deed and that General Security Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors’ rights generally (including to the extent applicable, the PPSA);

(f)	(Execution, delivery and performance): the Security Trustee’s execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets; and

(g)	(Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the Security Trustee in connection with the execution, delivery and performance of this Deed and the General Security Deed in relation to the Secured Series Trust have been obtained and are valid and subsisting.

6.	TRUSTEE’S AND MANAGER’S COVENANTS

6.1	Covenants in respect of Secured Property

The Trustee undertakes that it will not (and the Manager undertakes not to direct the Trustee to) in relation to a Secured Series Trust without the prior written consent of the Security Trustee or as otherwise permitted by this Deed, the relevant General Security Deed, the Master Trust Deed or the other Transaction Documents relating to the Secured Series Trust:

(a)	(No Security Interests): subject only to the Prior Interest in relation to the Secured Series Trust, attempt to create or permit to exist any Security Interest howsoever ranking over any part of the Secured Property relating to the Secured Series Trust; and

(b)	(No sale, lease etc.): unless otherwise permitted to do so pursuant to Clause 6.3, convey, assign, transfer, lease or otherwise dispose or part with possession of, make any bailment over, or create or permit to exist any other interest in any part of the Secured Property relating to the Secured Series Trust at any time that such part of the Secured Property is subject to the Security relating to the Secured Series Trust.

6.2	General covenants

The Trustee agrees in relation to each Secured Series Trust to:

(a)	(Deal with Secured Property in accordance with Transaction Documents): observe the terms of the Master Trust Deed, the Trust Creation Deed (if any) and the Series Supplement, and the other Transaction Documents, relating to the Secured Series Trust in dealing with the corresponding Secured Property;

(b)	(Copy of Noteholder details): at the same time or as soon as practicable after a notice referred to in Clause 6.2(e) is given to the Security Trustee in relation to the Secured Series Trust, provide to the Security Trustee a current copy of the Register maintained by the Trustee under clause 9 of the Master Trust Deed in relation to the Secured Series Trust;

(c)	(Assistance to Security Trustee): provide to the Security Trustee, as the Security Trustee may reasonably require to enable the Security Trustee to perform its duties and functions under this Deed and the relevant General Security Deed (and which the Security Trustee has been unable to obtain from any other party to the Transaction Documents relating to the Secured Series Trust), such information, copies of any accounting records and other documents, statements and reports required to be maintained by, or that are otherwise in the possession of, the Trustee, or which the Trustee is entitled to obtain from any person;

(d)	(Documents of title): if the Charge in relation to the Secured Series Trust has taken effect as a fixed charge, deposit with the Security Trustee immediately on demand or as soon as the Trustee receives them in relation to the Secured Series Trust after demand:

(i)	anything evidencing a Security Interest and any document of title given to the Trustee to secure the payment of a monetary obligation to the Trustee; and

(ii)	any documents of title relating to property over which the Charge operates as a fixed charge,

where, in such case, such evidence or documents (as the case may be) are then in the Trustee’s possession or control;

(e)	(Notify Events of Default): notify the Security Trustee if it becomes actually aware of the occurrence of an Event of Default in relation to the Secured Series Trust and provide the Security Trustee with details of such Event of Default;

(f)	(Not incur unauthorised indebtedness): except in accordance with an Extraordinary Resolution of the Voting Secured Creditors in relation to the Secured Series Trust, not give any guarantees or incur any Borrowings (which does not include debts incurred to trade creditors in the ordinary course of the Trustee’s business as trustee of the Secured Series Trust) other than as permitted or contemplated by the Transaction Documents relating to the Secured Series Trust; and

(g)	(Not release obligations): except in accordance with an Extraordinary Resolution of the Voting Secured Creditors in relation to the Secured Series Trust, not discharge or release any person from any of their obligations under the Transaction Documents relating to the Secured Series Trust to which the Trustee is a party save where such discharge or release is in accordance with the Transaction Documents relating to the Secured Series Trust.

6.3	Dealing in accordance with Transaction Documents

The Trustee may deal with and pay or apply the Secured Property in relation to a Secured Series Trust in accordance with the provisions of the Transaction Documents in relation to the Secured Series Trust at any time that the Non-PPSA Secured Property in relation to the Secured Series Trust is subject to a floating charge. Where there is in fact no Non-PPSA Secured Property in relation to the relevant Secured Series Trust, it is to be assumed for the purposes of the operation of this Clause 6.3 only that there is Non-PPSA Secured Property in relation to the relevant Secured Series Trust.

6.4	Manager undertaking

The Manager undertakes to the Trustee and the Security Trustee that it will not give any direction to the Trustee which would, if complied with, result in the Trustee breaching the terms of this Clause 6.

7.	EVENTS OF DEFAULT

Each of the following events is an Event of Default in relation to a Secured Series Trust whether or not caused by any reason whatsoever outside the control of any Interested Person or any other person:

(a)	(Trustee retires and replacement not found): the Trustee retires or is removed, or is required to retire or be removed as trustee of the Secured Series Trust in accordance with clause 19 of the Master Trust Deed and another person is not appointed as trustee of the Secured Series Trust within 60 days of the occurrence of that event and the Manager fails within a further 20 days to convene a meeting of Investors in accordance with clause 19.3 and 19.4 of the Master Trust Deed;

(b)	(Loss of indemnity): the Security Trustee has actual notice or is notified by the Manager or the Trustee that the Trustee is (for any reason) not entitled fully to exercise its right of indemnity against the Assets of the Secured Series Trust to satisfy any liability to a Secured Creditor of the Secured Series Trust and the circumstances are not rectified to the reasonable satisfaction of the Security Trustee within 14 days of the Security Trustee requiring the Trustee in writing to rectify them;

(c)	(Secured Series Trust imperfectly constituted): the Secured Series Trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the Security Trustee (acting reasonably) to be materially prejudicial to the interests of any class or sub-class of Secured Creditor and is incapable of being remedied or if it is capable of being remedied this has not occurred to the reasonable satisfaction of the Security Trustee within 30 days of the discovery thereof;

(d)	(Insolvency Event): an Insolvency Event occurs in relation to the Trustee in respect of the Secured Series Trust;

(e)	(Enforcement of Security Interests etc.): distress or execution is levied or a judgment, order or a Security Interest is enforced, or becomes enforceable against any of the Secured Property relating to the Secured Series Trust for an amount exceeding $1,500,000, or can be rendered enforceable by the giving of notice, lapse of time or fulfilment of any condition (but does not include any action taken by the Servicer in respect of a Security Interest or any of the Secured Property in accordance with the Operations Manual);

(f)	(Void or loss of priority): the Security in relation to the Secured Series Trust:

(i)	is or becomes wholly or partly void, voidable or unenforceable; or

(ii)	loses the priority which it has at or after the date of the General Security Deed relating to the Secured Series Trust (other than by an act or omission of the Security Trustee);

(g)	(Transaction Documents void): any Transaction Document in relation to the Secured Series Trust is or becomes wholly or partly void, voidable or unenforceable;

(h)	(Creates Security Interest): the Trustee breaches the undertaking in Clause 6.1 in relation to the Secured Series Trust;

(i)	(Tax Commissioner’s determination): the Commissioner of Taxation, or its delegate, determines to issue a notice (under any legislation that imposes a Tax) requiring any person obliged or authorised to pay money to the Trustee in relation to the Secured Series Trust to instead pay such money to the Commissioner in respect of any Tax or any fines and costs imposed on the Trustee in relation to the Secured Series Trust;

(j)	(Failure to pay Secured Moneys): any Secured Moneys in relation to the Secured Series Trust are not paid within 10 days of when due in accordance with the corresponding Transaction Documents; and

(k)	(Other Event of Default): any other event occurs which is described in a Transaction Document, or the General Security Deed, relating to the Secured Series Trust as an Event of Default in relation to the Secured Series Trust for the purposes of this Deed.

8.	RIGHTS AND OBLIGATIONS OF THE SECURITY TRUSTEE FOLLOWING EVENT OF DEFAULT

8.1	Notify Secured Creditors and convene meeting of Voting Secured Creditors

Without prejudice to the operation of Clause 9.2(b), upon becoming actually aware of the occurrence of an Event of Default in relation to a Secured Series Trust, the Security Trustee:

(a)	(Notify Secured Creditors and the Rating Agencies): must notify all then Secured Creditors, and each Rating Agency (if any), in relation to the Secured Series Trust of the Event of Default and provide to the Secured Creditors and each Rating Agency full details of the Event of Default known to the Security Trustee and the actions and procedures, of which the Security Trustee is aware, which are being taken or will be taken by the Trustee and the Manager to remedy the relevant Event of Default;

(b)	(Convene meeting of Voting Secured Creditors): subject to Clause 20 of Schedule 1, must promptly convene a meeting of the Voting Secured Creditors in relation to the Secured Series Trust (in accordance with the provisions of Schedule 1) to seek directions by way of an Extraordinary Resolution of such Voting Secured Creditors regarding the action the Security Trustee should take as a result of such Event of Default pursuant to Clause 8.2; and

(c)	(Act as trustee of the Secured Series Trust): may, subject to:

(i)	any contrary directions (if any) given to the Security Trustee pursuant to Clause 8.1(b); and

(ii)	if required by the Security Trustee (in its absolute discretion), the Security Trustee being adequately indemnified from the Secured Property in relation to the corresponding Secured Series Trust or the Security Trustee receiving from the Secured Creditors of the corresponding Secured Series Trust an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in acting in accordance with this Clause 8.1(c), take all action and do all things which the Trustee is empowered to do pursuant to the Master Trust Deed and the other Transaction Documents in relation to the Secured Series Trust.

8.2	Extraordinary Resolutions

At a meeting of the Voting Secured Creditors in relation to a Secured Series Trust referred to in Clause 8.1(b) (subject to Clause 20 of Schedule 1) the Voting Secured Creditors must vote on whether to direct the Security Trustee by Extraordinary Resolution to:

(a)	(Accelerate Secured Moneys): declare the Secured Moneys in relation to the Secured Series Trust immediately due and payable under Clause 9.6;

(b)	(Appoint Receiver): appoint a Receiver over the Secured Property of the Secured Series Trust in accordance with Clause 10 and, if a Receiver is to be appointed, the Voting Secured Creditors must by a further Extraordinary Resolution determine the amount of the Receiver’s remuneration;

(c)	(Exercise power of sale): instruct the Security Trustee by notice in writing to sell and realise the Secured Property of the Secured Series Trust and otherwise enforce the Security; and/or

(d)	(Other action): take such other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution and which the Security Trustee indicates that it is willing to take (such indication, subject to this Deed and the relevant General Security Deed, not to be unreasonably withheld or delayed).

8.3	Security Trustee to act in accordance with directions

(a)	(Must implement Extraordinary Resolution): Subject to Clause 8.3(b), the Security Trustee must take all action necessary to give effect to any Extraordinary Resolution of the Voting Secured Creditors of a Secured Series Trust referred to in Clause 8.2 and must comply with all directions contained in or given pursuant to any Extraordinary Resolution of the Voting Secured Creditors of a Secured Series Trust.

(b)	(Exceptions): The obligation of the Security Trustee pursuant to Clause 8.3(a) is subject to:

(i)	this Deed and the relevant General Security Deed;

(ii)	the limitation that Clause 8.3(a) does not require the Security Trustee to take any action that is unlawful; and

(iii)	if required by the Security Trustee (in its absolute discretion), the Security Trustee being adequately indemnified from the Secured Property in relation to the corresponding Secured Series Trust or the Security Trustee receiving from the Voting Secured Creditors of the corresponding Secured Series Trust an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in giving effect to an Extraordinary Resolution of the Voting Secured Creditors.

(c)	(Ranking of indemnities): The Security Trustee must first claim on its indemnity from the Secured Property in relation to a Secured Series Trust and if it does not receive such indemnity from the Secured Property within two Business Days of the first claim then it may claim on any indemnity from the corresponding Voting Secured Creditors, including any indemnity provided under Clause 8.4.

8.4	Security Trustee must receive indemnity

If:

(a)	(Security Trustee requires indemnity): the Security Trustee convenes a meeting of the Voting Secured Creditors in relation to a Secured Series Trust, or is required by an Extraordinary Resolution of the Voting Secured Creditors in relation to a Secured Series Trust or decides to exercise its rights under Clause 8.1(c), to take any action to enforce this Deed and the General Security Deed relating to that Secured Series Trust, and advises the Voting Secured Creditors that the Security Trustee will not take that action in relation to the enforcement of this Deed and that General Security Deed unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in relation to the enforcement of this Deed and that General Security Deed and put in funds to the extent to which it may become liable (including costs and expenses); and

(b)	(Voting Secured Creditors refuse to grant indemnity): the Voting Secured Creditors refuse to grant the requested indemnity and put it in funds,

the Security Trustee will not be obliged to act in relation to the enforcement of this Deed and that General Security Deed. In these circumstances, the Voting Secured Creditors may then exercise such powers, and enjoy such protections and indemnities, of the Security Trustee under this Deed and that General Security Deed in relation to the enforcement of this Deed and that General Security Deed regarding the Secured Series Trust as they determine by Extraordinary Resolution. The Security Trustee will not be liable in any manner whatsoever if the Voting Secured Creditors exercise, or do not exercise, the rights given to them in the preceding sentence.

8.5	Notice to Trustee

If the Voting Secured Creditors pass an Extraordinary Resolution referred to in Clause 8.2 at a meeting convened following an Event of Default in relation to a Secured Series Trust, the Security Trustee must notify the Trustee in writing within one Business Day after such Extraordinary Resolution is so passed.

8.6	Manager convenes meeting

If the Security Trustee fails to convene a meeting in accordance with Clause 8.1(b), the Manager must convene a meeting of Voting Secured Creditors in relation to the relevant Secured Series Trust in accordance with this Clause 8, which meeting is to have only the same powers as if convened by the Security Trustee and is to be conducted in accordance with the provisions of Schedule 1, in which event all references in this Deed and Schedule 1 to the Security Trustee in relation to the requirements of meetings of Voting Secured Creditors will be read and construed, mutatis mutandis, as references to the Manager.

8.7	Notice of Event of Default

If the Security Trustee becomes actually aware of the occurrence of an Event of Default in relation to a Secured Series Trust, and the Trustee has not given the Security Trustee notice in accordance with Clause 6.2(e) the Security Trustee must promptly give the Trustee notice of the occurrence of the Event of Default.

8.8	Notice of action to remedy Event of Default

If the Trustee and the Manager take any action or procedures to remedy an Event of Default, both the Trustee and the Manager must keep the Security Trustee informed of those actions and procedures.

9.	ENFORCEMENT

9.1	Power to deal with and protection of the Non-PPSA Secured Property

If the Charge in relation to a Secured Series Trust crystallises and becomes fixed pursuant to the provisions of this Deed and the General Security Deed relating to that Secured Series Trust:

(a)	(Power to deal with the Non-PPSA Secured Property ceases): the Trustee’s power to deal with the Non-PPSA Secured Property in relation to the Secured Series Trust will, subject to Clauses 4.6 and 4.7, immediately cease; and

(b)	(Protection of Non-PPSA Secured Property): the Security Trustee will have the right either in its own name or in the name of the Trustee to immediately seek and obtain appropriate relief in relation to that part of the Non-PPSA Secured Property in relation to the Secured Series Trust affected or threatened by the relevant Event of Default.

9.2	Restrictions on power to enforce

If an Event of Default occurs in relation to a Secured Series Trust, the Security Trustee must not take any steps to declare the Secured Moneys in relation to the Secured Series Trust immediately due and payable under Clause 9.6, appoint a Receiver over the corresponding Secured Property under Clause 10 or, subject to the operation of Clauses 4.5 to 4.8 (inclusive), otherwise enforce the Security in relation to the Secured Series Trust unless:

(a)	(Voting Secured Creditors authorise action): subject to Clause 20 of Schedule 1, the Voting Secured Creditors in relation to the Secured Series Trust have passed an Extraordinary Resolution referred to in Clause 8.2 at a meeting convened pursuant to Clause 8.1(b) or at a meeting convened pursuant to Clause 8.6 or pursuant to Clause 2 of Schedule 1; or

(b)	(Delay would be prejudicial): in the opinion of the Security Trustee, the delay required to obtain the directions of the Voting Secured Creditors in relation to the Secured Series Trust in accordance with Clause 8.2 would be prejudicial to the interests of such Secured Creditors as a class.

9.3	No obligation to enforce

Upon the occurrence of an Event of Default in relation to a Secured Series Trust, subject to Clauses 8.1, 9.2 and 15.3, pending the receipt of directions from the Voting Secured Creditors in relation to the Secured Series Trust as contemplated by Clauses 8.2, 8.3 and 8.4 (subject to Clause 20 of Schedule 1), the Security Trustee is not bound to take any action under this Deed or the General Security Deed relating to that Secured Series Trust or give any consent or waiver or make any determination under this Deed or that General Security Deed (including, without limiting the generality of the foregoing, to appoint any Receiver, to declare the Security enforceable or the Secured Moneys immediately due and payable or to take any other proceedings in relation to the Secured Series Trust). Nothing in this Clause 9.3 affects the operation of Clause 4.5 upon the occurrence of an Event of Default in relation to the Secured Series Trust or the Security in relation to the Secured Series Trust becoming enforceable prior to the Security Trustee receiving directions from the Secured Creditors in relation to the Secured Series Trust.

9.4	Limitation on rights of Secured Creditors

Subject to Clause 8.4:

(a)	(Powers Exercisable by Security Trustee only): the powers, rights and remedies conferred on the Security Trustee by this Deed and the relevant General Security Deed are exercisable by the Security Trustee only, and no Secured Creditor is entitled to exercise the same or any of them; and

(b)	(Voting Secured Creditors cannot enforce): without limiting the generality of the foregoing, no Voting Secured Creditor is entitled to enforce a Security or the provisions of this Deed or that General Security Deed exercisable by the Security Trustee or to appoint or cause to be appointed a Receiver to any of the Secured Property or otherwise to exercise any power conferred by the terms of any applicable law in relation to Security Interests.

9.5	Immaterial waivers

The Security Trustee may, on such terms and conditions as it considers expedient, without the consent of the Secured Creditors in relation to a Secured Series Trust, and without prejudice to its rights in respect of any subsequent breach:

(a)	(Waiver of breaches): agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents in relation to the Secured Series Trust; and

(b)	(Waiver of Events of Default): determine that any event that would otherwise be an Event of Default in relation to the Secured Series Trust will not be treated as an Event of Default for the purpose of this Deed and the General Security Deed relating to that Secured Series Trust, if to do so would not, in the opinion of the Security Trustee, materially prejudice the interests of the Secured Creditors in relation to the Secured Series Trust as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions contained in an Extraordinary Resolution of the Voting Secured Creditors in relation to the Secured Series Trust. Any such waiver, authorisation or determination will, if the Security Trustee so requires, be notified to the Secured Creditors in relation to the Secured Series Trust by the Manager as soon as practicable after it is made in accordance with this Deed.

9.6	Acceleration of Secured Moneys following Event of Default

If any Event of Default in relation to a Secured Series Trust occurs, at any time thereafter if the Event of Default is continuing, the Security Trustee may, by written notice to the Trustee and the Manager, declare in accordance with this Deed and the General Security Deed relating to that Secured Series Trust the Secured Moneys in relation to the Secured Series Trust to be immediately due and payable, whereupon the Secured Moneys in relation to the Secured Series Trust will immediately become due and payable (subject to the limitations contained in clause 16.10 of the Master Trust Deed or any equivalent limitation in relation to the relevant Secured Moneys).

10.	RECEIVERS - APPOINTMENT AND POWERS

10.1	Appointment of Receiver

(a)	(Conditions of appointment): Subject to Clause 10.2, following the occurrence of an Event of Default in relation to a Secured Series Trust, if the Voting Secured Creditors of the Secured Series

Trust pass the Extraordinary Resolution referred to in Clause 8.2(b) the Security Trustee must appoint in writing a person or persons to be a receiver or receiver and manager of the Secured Property in relation to the Secured Series Trust to deal with the Secured Property in relation to the Secured Series Trust in accordance with any instructions given by the Voting Secured Creditors by Extraordinary Resolution passed at a meeting of the Voting Secured Creditors convened in accordance with this Deed and may withdraw the appointment of any such Receiver as to such Secured Property and in case of the removal, retirement or death of any such Receiver may appoint another person or persons in its place on substantially the same terms as the previous Receiver.

(b)	(No liability for Receiver): Neither the Trustee nor the Security Trustee will be responsible for anything done or not done by a Receiver. However, the Security Trustee must to the extent of a prudent security trustee monitor the performance by any person or persons appointed by it under Clause 10.1(a) of that person’s or those persons’ duties as Receiver of the Secured Property.

10.2	Joint Receivers

If more than one person is appointed as a Receiver of the Secured Property the Security Trustee may specify whether such appointment and the powers of each such person will at its option be joint or joint and several and failing such specification such appointment and the powers of each such person will be deemed to be joint and several.

10.3	Remuneration of Receiver

The Security Trustee must fix the remuneration of a Receiver in accordance with the terms of the Extraordinary Resolution passed under Clause 8.2(b).

10.4	Indemnification of Receiver

Without limiting the generality of Clause 10.7, each Receiver must be granted an indemnity for its remuneration, costs, liabilities and expenses by the Security Trustee in its capacity as trustee of the corresponding Security Trust. However, the Security Trustee will not be required to grant such indemnity to a Receiver unless it is reasonably satisfied that its liability under that indemnity is limited so as not to exceed the Security Trustee’s right of indemnity out of the corresponding Security Trust Fund. Any moneys payable by the Security Trustee under such an indemnity must be paid out of the corresponding Secured Property in accordance with this Deed and the relevant General Security Deed and will form part of the Secured Moneys in relation to the corresponding Secured Series Trust.

10.5	Appointment over part

The power to appoint a Receiver over all of the Secured Property in relation to a Secured Series Trust may be exercised whether or not a Receiver has already been appointed over part of it.

10.6	Powers of Receiver

A Receiver of the Secured Property in relation to a Secured Series Trust, without the need for any consent from the Trustee, has all of the following powers in addition to any of the other powers conferred by this Deed and the General Security Deed relating to that Secured Series Trust:

(a)	(To take possession): to enter, take possession of, have access to, make use of and collect the Secured Property;

(b)	(To collect moneys): to convert, liquidate and reduce the Secured Property into money and, where Foreign Currency Notes are issued out of a Foreign Currency Trust and except as provided in the relevant General Security Deed in relation to the Secured Series Trust, to convert any of the Secured Property denominated in a Foreign Currency into Australian dollars;

(c)	(To carry on business): to carry on or concur in carrying on any business then conducted by the Trustee and to effect all insurances and do all acts which the Trustee might do in the ordinary course of such business for the protection or improvement of the Secured Property;

(d)	(To borrow or raise money): to borrow or raise in any way from the Security Trustee or any other person any moneys which may be required for the purposes referred to in this Deed or that General Security Deed and in the name of the Trustee or otherwise to secure any moneys so borrowed or raised by the grant of any Security Interest over the Secured Property or any part thereof so that such Security Interest ranks in priority to, pari passu with or after the Security in relation to the Secured Property provided however that the Security Trustee will not be bound to enquire as to the necessity or propriety of any such borrowing or raising nor be responsible for the misapplication or non-application of any moneys so borrowed or raised;

(e)	(To employ): to employ managers, solicitors, barristers, auctioneers, brokers, consultants, professional advisers, workmen, officers, agents, employees and servants, including any person associated with a firm or company in which the Receiver is a member or in which he is interested and such person may charge for his services as if he had been independently retained for all or any of the purposes in this Deed or that General Security Deed referred to at such salaries or remuneration as the Receiver thinks fit and without the need for further enquiry and, without thereby incurring any liability to the Trustee, may act upon such person’s advice as to the timing of or any incident or term of any sale including whether or not the Secured Property should be offered for sale by auction and as to the need for and amount of any reserve price and as to the adequacy of any rent or of any price obtainable on sale by private treaty;

(f)	(To sell property): to sell or concur in selling whether or not the Receiver has taken possession of the Secured Property, by public auction, private treaty or tender, for cash or on credit, in one lot or in parcels with or without special conditions or stipulations as to title, the time and the mode of payment of purchase moneys and otherwise, as the Receiver thinks fit with power to allow the purchase moneys to remain on mortgage over the property sold or on any other security or without any security and upon such other terms and conditions as the Receiver considers expedient with full power to buy in and to rescind or vary any contract for sale and to resell without being responsible for loss and to exercise all or any rights, powers and remedies of the Trustee thereunder and to execute such contracts, deeds, agreements, transfers, assignments and assurances of all or any part of the Secured Property in the name and on behalf of the Trustee or otherwise and to do all other acts and things for implementing and completing any such sale that the Receiver deems necessary;

(g)	(To give up possession): to give up possession of the Secured Property at any time;

(h)	(To invest proceeds against contingencies): if any of the Obligations in relation to the Secured Series Trust are contingent, to invest, deposit or hold any part of the Secured Property in such form or in such mode of investment for the time being as the Receiver in its absolute discretion thinks fit, with like power to vary, transpose or re-invest such investments or deposits from time to time until such part of the Obligations cease to be contingent;

(i)	(To enter into contracts): to enter into, vary or terminate any contract, undertaking, covenant, instrument, obligation or arrangement with any person for any purpose connected with this Deed or that General Security Deed or the Secured Property or in furtherance of any power in this Deed or that General Security Deed upon such terms and conditions as the Receiver in its absolute discretion thinks fit including, without limitation, granting or conferring options to, in favour of or exercisable by any person for the purpose of or in connection with the sale, purchase, leasing or hiring of the Secured Property;

(j)	(To perform contracts): to perform, observe and carry out and enforce specific performance of, to exercise or refrain from exercising, the Trustee’s rights and powers under, to obtain the benefit of and to vary or rescind, all contracts and rights forming part of the Secured Property and all instruments and arrangements entered into or held by the Trustee;

(k)	(To take proceedings): to institute, conduct or defend any proceedings in law, equity or bankruptcy and to submit to arbitration in the name of the Trustee or otherwise and on any terms any proceeding, claim, question or dispute in connection with the Secured Property or otherwise;

(l)	(To compromise): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Secured Property, to grant to any person involved therein time or other indulgence and to execute such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

(m)	(To appeal): to appeal against or to enforce any judgment or order;

(n)	(To bankrupt debtors and wind-up companies): to make debtors bankrupt and to wind-up companies and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the Secured Property or any part thereof or for the security or other benefit of the Security Trustee or the Secured Creditors relating to the Secured Series Trust;

(o)	(To delegate): with the consent in writing of the Security Trustee, to delegate to any person for such time or times as the Security Trustee approves, any of the powers in this Deed and that General Security Deed conferred upon the Receiver including this power of delegation;

(p)	(To file): to file all certificates, registrations and other documents and to take any and all action on behalf of the Trustee which the Security Trustee or Receiver believes necessary to protect, preserve or improve any or all of the Secured Property and the rights of the Trustee and the Security Trustee in respect of any agreement for sale and to obtain for the Security Trustee all of the benefits of this Deed and that General Security Deed and in particular the placing of the Trustee into liquidation or the appointment of a Receiver is deemed to be an event against which the Security Trustee may protect its rights;

(q)	(To operate bank accounts): to operate to the exclusion of the Trustee any bank account in the name of the Trustee whether alone or jointly and to withdraw any moneys to the credit of such account and to sign and endorse or to authorise others to sign and endorse in the name of the Trustee cheques, promissory notes, bills of exchange and other negotiable instruments;

(r)	(To exercise Trustee’s powers): to exercise all the powers, rights and entitlements conferred upon the Trustee under the terms of, or pursuant to the general law or statute in respect of, any Secured Property;

(s)	(To do all other things necessary): to do all things necessary to perform, observe and fulfil any of the covenants on the part of the Trustee under this Deed and that General Security Deed; and

(t)	(To do such things as are expedient): to do all such other acts and things without limitation as it thinks expedient for the interests of the Security Trustee or the Secured Creditors in relation to the Secured Series Trust, and will have such further powers and discretions as the Security Trustee by notice in writing to the Receiver confers upon the Receiver for the purposes referred to in this Clause 10.6.

10.7	Indemnity

The Security Trustee may give such indemnities to a Receiver of the Secured Property of a Secured Series Trust in respect of the performance by the Receiver of the Receiver’s duties as are permitted by law and if the Security Trustee is obliged to pay any moneys pursuant to any such indemnity the same will become part of the corresponding Secured Moneys.

11.	POWERS AND PROTECTIONS FOR SECURITY TRUSTEE AND RECEIVER AND POWER OF ATTORNEY

11.1	Security Trustee has powers of Receiver

At any time after an Event of Default occurs in relation to a Secured Series Trust, the Security Trustee, in addition to the powers conferred on it by any other provision of this Deed and the General Security Deed relating to that Secured Series Trust or by law, may, without giving any notice, exercise all or any of the powers conferred on a Receiver, or which would be conferred on a Receiver if appointed by this Deed, as if the same had been expressly conferred on the Security Trustee and the Security Trustee may itself exercise such powers, authorities and discretions and/or may appoint an agent or joint and/or several agents for that purpose. When any such agent(s) are appointed the Security Trustee may:

(a)	(Remuneration of agent): fix the remuneration of such agent(s) upon the same basis that such agent(s) would have been entitled to remuneration if appointed as Receiver(s) pursuant to the provisions of Clause 10.3 or otherwise pay the reasonable charges of such agent(s);

(b)	(Withdraw appointment of agent): withdraw the appointments of any such agent(s); and

(c)	(Appoint another agent): in the case of the removal, retirement or death of any such agent(s) may appoint another person or persons in its place.

11.2	Act jointly

The Security Trustee or a Receiver of Secured Property may exercise any of the powers conferred upon the Security Trustee or the Receiver in conjunction with the exercise of similar powers by the holders of any other Security Interests over the Secured Property or part thereof or by any receiver appointed pursuant to such other Security Interests and may enter into and give effect to such agreements and arrangements with such other holders of Security Interests or receiver as the Security Trustee or Receiver thinks fit.

11.3	No liability for loss

The Security Trustee is not nor is any Receiver liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the Receiver except for actual fraud, negligence or wilful default.

11.4	No liability to account as beneficiary in possession

Neither the Security Trustee nor any Receiver will by reason of the Security Trustee or the Receiver entering into possession of the Secured Property of a Secured Series Trust or any part thereof be liable to account as mortgagee, chargee or secured party in respect of a Security Interest in possession or for anything except actual receipts or be liable for any loss upon realisation or for any default, omission, delay or mistake for which a mortgagee, chargee or secured party in respect of a Security Interest in possession might be liable.

11.5	No conflict

The Security Trustee and any Receiver may exercise any power under this Deed and the relevant General Security Deed notwithstanding that the exercise of that power involves a conflict between any duty owed to the Trustee by the Security Trustee or such Receiver and:

(a)	(Duty owed to others): any duty owed by the Security Trustee or Receiver to any other person; or

(b)	(Interest of others): the interests of the Security Trustee or Receiver.

11.6	Contract involving conflict of duty

Any contract which involves any such conflict of duty or interest will not be void or voidable by virtue of any such conflict of duty or interest nor will the Security Trustee or a Receiver be liable to account to the Trustee or any other person for any moneys because of any such conflict of interest or duty.

11.7	Power of attorney

The Trustee for valuable consideration irrevocably appoints the Security Trustee, each Authorised Officer of the Security Trustee, any Receiver of Secured Property in relation to a Secured Series Trust and such other person or persons as any of such Authorised Officers or Receiver (with, in the case of the Receiver, the prior consent of the Security Trustee) may for that purpose from time to time appoint, severally, the attorney and attorneys of the Trustee to, upon the occurrence of an Event of Default in relation to the Secured Series Trust:

(a)	(Acts): do all acts and things that under this Deed and the General Security Deed relating to that Secured Series Trust or implied in this Deed or that General Security Deed ought to be done by the Trustee;

(b)	(Registration): take all such steps and proceedings and to do and execute all such acts, deeds and things for securing, perfecting (as defined in the PPSA) and registering this Deed and that General Security Deed;

(c)	(Further assurance): execute in favour of the Trustee all such legal mortgages, charges, security agreements, transfers, assignments and other assurances of all or any part of the Secured Property and to do at any time all things necessary to ensure the expeditious stamping and registration of such mortgages, charges, security agreements, transfers, assignments and other assurances;

(d)	(Commence proceedings): in the name and on behalf of the Trustee or in the name of the Security Trustee or the said attorney to ask, demand, sue for, recover and receive of and from all and every person whomsoever and to give effectual receipts for all or any part of the Secured Property;

(e)	(Delegate): delegate such of its powers (including, and where applicable, this power of delegation) as the Security Trustee would be entitled to delegate under Clause 14.3(k) if it held those powers in its own right rather than as attorney of the Trustee to any person for any period and may revoke a delegation;

(f)	(Conflicts): exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising its powers or has a direct or personal interest in the means or result of that exercise of powers; and

(g)	(Further acts): perform and execute all such further and other acts, deeds, matters and things which will become necessary or be regarded by the Security Trustee or the said attorney as necessary for more satisfactorily securing the payment of the Secured Moneys in relation to the Secured Series Trust or as expedient in relation to the Secured Property of the Secured Series Trust,

as effectually as the Trustee could or might do and for all or any of the purposes described in paragraphs (a) to (g) above appoint any substitute or substitutes for any such attorney and to remove at pleasure any attorney or substitute. The Trustee ratifies and confirms and agrees to allow, ratify and confirm all and whatsoever its attorney lawfully does or causes to be done under and by virtue of this power of attorney and declares that this power of attorney is to continue to be of full force and effect until all such acts, deeds, payments, matters and things as the Security Trustee thinks proper to execute, perform, make, institute or carry through have been done, made and completed notwithstanding the determination of this Deed or that General Security Deed or of the agreements and arrangements referred to in this Deed or that General Security Deed. The Trustee declares that this power of attorney is irrevocable and is given as security.

11.8	Security Trustee may make good default

If the Trustee defaults in duly performing, observing and fulfilling any covenant on the part of the Trustee in this Deed or the relevant General Security Deed (in either case contained or implied) in relation to a Secured Series Trust it will be lawful for, but not obligatory upon, the Security Trustee, without prejudice to any other power of the Security Trustee, to do all things and pay all moneys necessary or expedient in the opinion of the Security Trustee to make good or to attempt to make good such default to the satisfaction of the Security Trustee and all such moneys will form part of the Secured Moneys in relation to that Secured Series Trust.

11.9	Notice for exercise of powers

Subject to any mandatory law to the contrary:

(a)	(No notice required): The powers conferred on the Security Trustee or the Receiver by this Deed and the relevant General Security Deed, by any statute or by the general law in relation to a Secured Series Trust or the Secured Property relating to that Secured Series Trust may be exercised by the Security Trustee, the Receiver or any attorney of the Trustee under this Deed or that General Security Deed, immediately upon or at any time after the Security in relation to the Secured Series Trust becomes enforceable without any notice or expiration of time being necessary.

(b)	(Where notice is mandatory): 1 day is fixed as the period:

(i)	for which an Event of Default in relation to a Secured Series Trust must continue before the Security Trustee may serve any notice in writing in relation to the Secured Series Trust as may be specified in any statute affecting the Security Trustee’s powers; and

(ii)	for which an Event of Default in relation to a Secured Series Trust must continue after the service of notice before any power of sale given by any such statute may be exercised in relation to the Secured Series Trust.

11.10	Benefit for Receiver etc.

The Security Trustee will be deemed to have accepted the benefit of this Clause 11 as agent for the Receiver and any attorney, agent or other person appointed under this Deed or by the Security Trustee who are not parties to this Deed and the Security Trustee will hold the benefit of such provisions on trust for the benefit of those grantees.

12.	PROTECTION OF PERSONS DEALING WITH SECURITY TRUSTEE OR RECEIVER

12.1	No enquiry

No purchaser or other person dealing with the Security Trustee, a Receiver or any attorney appointed under this Deed or to whom is tendered for registration an instrument executed by the Security Trustee, the Receiver or any attorney appointed under this Deed, will be bound to inquire as to whether any relevant Event of Default has occurred or whether any relevant Security has become enforceable or whether any relevant Secured Moneys are owing or payable or whether the Receiver or attorney has been properly appointed or as to the propriety or regularity of the exercise or purported exercise of any power by the Security Trustee, the Receiver or such attorney or any other matter or thing or be affected by actual or constructive notice that any lease, sale, dealing or instrument is unnecessary or improper and notwithstanding any irregularity or impropriety in any lease, sale, dealing or instrument the same will as regards the protection and title of the lessee, purchaser or such other person be deemed to be authorised by the aforesaid powers and will be valid and effectual accordingly.

12.2	Receipts

The receipt by the Security Trustee, a Receiver or any attorney appointed under this Deed of any moneys or assets which come into the hands of the Security Trustee, the Receiver or such attorney by virtue of the powers of the Security Trustee, the Receiver or the attorney will as to the moneys or assets paid or handed over effectually discharge the person, other than the Trustee, paying or handing over the money or assets from being concerned to see to the application or being answerable or accountable for any loss or misapplication thereof and from any liability to inquire whether the relevant Security has become enforceable or whether the relevant Secured Moneys have become payable pursuant to the provisions of this Deed or the relevant General Security Deed or otherwise as to the propriety or regularity of the appointment of such Receiver or attorney or the propriety or regularity of the exercise of such powers by the Security Trustee, the Receiver or the attorney (as the case may be).

13.	APPLICATION OF MONEYS

13.1	Priority of payments

All moneys received in connection with this Deed and the relevant General Security Deed by the Security Trustee, or by a Receiver, in relation to the Secured Property of a Secured Series Trust pursuant to the provisions of this Deed and that General Security Deed are to be applied as follows, subject to any statutory or other priority which may be given priority by law and without duplication:

(a)	(Security Trustee’s indemnity and Trustee Indemnity Costs): first, pari passu and rateably in payment towards satisfaction of amounts which become owing or payable to the Security Trustee or any Receiver under Clauses 16.1, 16.2 or 16.3 (except the Security Trustee’s or Receiver’s remuneration) and to the Trustee in payment of any Trustee Indemnity Costs owing to the Trustee;

(b)	(Fees): second, pari passu and rateably in payment towards satisfaction of any remuneration due to the Security Trustee and the Receiver and any amounts owing or payable to the Foreign Currency Note Trustee (if any), the Paying Agent (if any) and the Agent Bank (if any) in relation to the Secured Series Trust;

(c)	(Outgoings): third, in payment pari passu and rateably:

(i)	in payment, pari passu and rateably, towards satisfaction of such other outgoings and/or liabilities that the Receiver or the Security Trustee has incurred in performing their obligations, or exercising their powers, under this Deed or the General Security Deed in relation to the Secured Series Trust; and

(ii)	in payment, pari passu and rateably, towards satisfaction of amounts which become owing or payable to any person under Clause 16.1 (except to the extent that such amounts are payable or have been paid under Clause 13.1(a) or Clause 13.1(b));

(d)	(Payment of prior Security Interest): fourth, in payment of other Security Interests (if any) over the Secured Property of which the Security Trustee is aware having priority to the Security (other than the Prior Interest) in relation to the Secured Series Trust, in the order of their priority (and the Security Trustee and the Receiver are entitled to rely upon a certificate from the holder of the prior Security Interest as to the amount so secured and will not be bound to enquire further as to the accuracy of that amount or as to whether that amount or any part thereof is validly secured by such other prior Security Interest);

(e)	(General Security Deed): fifth, to the Secured Creditors of the Secured Series Trust in payment or satisfaction of all Secured Moneys in relation to the Secured Series Trust in the order of priority and for the amounts specified in, or determined in accordance with, the General Security Deed relating to the Secured Series Trust;

(f)	(Subsequent Security Interests): sixth, in payment of subsequent Security Interests over the Secured Property of the Secured Series Trust of which the Security Trustee is aware, in the order of their priority (and the Security Trustee and the Receiver will be entitled to rely upon a certificate from the holder of any subsequent Security Interests as to the amount so secured and will not be bound to enquire further as to the accuracy of that amount or as to whether that amount or any part thereof is validly secured by the subsequent Security Interests); and

(g)	(Surplus): seventh, to pay the surplus (if any) to the Trustee to be distributed by the Trustee in accordance with the terms of the Master Trust Deed and the corresponding Series Supplement but will not carry interest as against the Security Trustee.

13.2	Moneys received

In applying any moneys towards satisfaction of the Secured Moneys in relation to a Secured Series Trust the Trustee will be credited only with so much of the moneys available for that purpose as the Security Trustee or the Receiver has actually received and not required for whatever reason to be disgorged, such credit to date from the time of such receipt.

13.3	Application of moneys

Notwithstanding any principle or presumption of law to the contrary or any direction given at the time of it being received by the Security Trustee or the Receiver, the Security Trustee and the Receiver each has, subject to this Deed and the relevant General Security Deed, an absolute discretion without the need to communicate its election to any person to apply any payment or credit received by it under this Deed or the General Security Deed in relation to a Secured Series Trust in reduction of any part or parts of the Secured Moneys in relation to the Secured Series Trust, whenever and on whatever account the same became secured.

13.4	Investment of funds

Unless expressly provided in this Deed or the relevant General Security Deed, all moneys received by the Security Trustee following a Security in relation to a Secured Series Trust becoming enforceable and not required to be immediately applied under this Deed or that General Security Deed will be invested by the Security Trustee as it thinks appropriate in Authorised Short-Term Investments in relation to the Secured Series Trust on the following terms and conditions:

(a)	(May vary): the Security Trustee may from time to time vary and deal with or dispose of such Authorised Short-Term Investments; and

(b)	(Maturity): the Security Trustee must invest only in such Authorised Short-Term Investments that mature such that the Security Trustee is able to distribute the proceeds of those investments in or towards discharge of the Secured Moneys in relation to the Secured Series Trust as they become due and payable.

13.5	Satisfaction of debts

Each Secured Creditor in relation to a Secured Series Trust will accept the distribution of money to it under Clause 13.1 in relation to the Secured Series Trust in full and final satisfaction of all Secured Moneys in relation to the Secured Series Trust owing to it and any debt represented by any shortfall after any final distribution under Clause 13.1 will thereupon be extinguished.

14.	SUPPLEMENTAL SECURITY TRUSTEE PROVISIONS

14.1	Limitations on powers and duties of Security Trustee

Notwithstanding any other provision of this Deed, unless and until there is an Event of Default in relation to a Secured Series Trust, the Security Trustee has no powers, rights, duties or responsibilities other than:

(a)	(To hold on Trust): the duty to hold the Security Trust Fund in relation to the Secured Series Trust on trust;

(b)	(To take the benefit of the Security): the power to take the benefit of the Security in relation to the Secured Series Trust (but not to take any action to enforce such Security); and

(c)	(Pre-Default Action): the power to perform a Pre-Default Action in relation to the Secured Series Trust.

Prior to the Security Trustee becoming actually aware of the occurrence of an Event of Default in relation to a Secured Series Trust, the Security Trustee is not required to take and may not take any action under this Deed or the relevant General Security Deed other than Pre-Default Actions in relation to the Secured Series Trust.

14.2	Limitation on Security Trustee’s actions

Notwithstanding knowledge by or notice to the Security Trustee of any breach anticipatory or actual of, or default under, any covenant, obligation, condition or provision by the Trustee or the Manager contained in or imposed by any Transaction Document, the Security Trustee is only required to take all such steps and do all such things as it is empowered to do having regard to the powers, authorities and discretions vested in it pursuant to this Deed and the relevant General Security Deed and the obligations imposed on the Security Trustee by this Deed and that General Security Deed.

14.3	Additional powers, protections, etc.

By way of supplement to any statute regulating a Security Trust and in addition to the powers, rights and protections which may from time to time be vested in or available to the Security Trustee by the general law it is expressly declared, notwithstanding anything to the contrary in this Deed or the relevant General Security Deed (and subject only to Clause 15.2) as follows:

(a)	(Liability to account): The Security Trustee is under no obligation to account to any Interested Person for any moneys received pursuant to this Deed and that General Security Deed other than those received by the Security Trustee from the Trustee or received or recovered by the Security Trustee or the Receiver under this Deed and that General Security Deed, subject always to such deductions and withholdings by the Security Trustee or the Receiver as are authorised by this Deed and that General Security Deed. Liabilities of the Security Trustee to any Interested Person or any other person under or in connection with this Deed and that General Security Deed can only be enforced against the Security Trustee to the extent to which they can be satisfied out of such moneys in accordance with this Deed and that General Security Deed.

(b)	(Act on professional advice): The Security Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Security Trustee or by a person other than the Security Trustee where that opinion, advice or information is addressed to the Security Trustee or by its terms is expressed to be capable of being relied upon by the Security Trustee. The Security Trustee will not be responsible to any Interested Person for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Security Trustee will not be liable to any Interested Person for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

(c)	(No enquiry): The Security Trustee is not bound to give notice to any person of the execution of this Deed or that General Security Deed or to take any steps to ascertain whether there has occurred any Event of Default or event which, with the giving of notice or the lapse of time would constitute an Event of Default or to keep itself informed about the circumstances of the Trustee or the Manager and, until it has actual knowledge or express notice to the contrary, the Security Trustee may assume that no Event of Default has occurred and that the Trustee and the Manager and any other party to the Transaction Documents (other than the Security Trustee) are observing and performing all the obligations on their part contained in the Transaction Documents and need not inquire whether that is, in fact, the case.

(d)	(Notice of Event of Default): The Security Trustee is not obliged to notify the Secured Creditors of a Secured Series Trust of the happening of any Event of Default in relation to the Secured Series Trust except in the circumstances set out in Clause 8.1.

(e)	(Acts pursuant to resolutions): The Security Trustee will not be responsible for having acted in good faith upon any written direction of the Foreign Currency Note Trustee or (as the case may be) any resolution purporting to have been passed at any meeting of the Voting Secured Creditors (including a meeting of the Foreign Currency Noteholders (if any) under the relevant Foreign Currency Note Trust Deed if applicable) in respect of which minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of such meeting or the passing of such resolution or that for any reason such resolution was not valid or binding upon the Voting Secured Creditors (or the Foreign Currency Noteholders, as the case may be) or upon the Security Trustee.

(f)	(Reliance): The Security Trustee is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient (without being in any way bound to call for further evidence or information or being responsible for any loss that may be occasioned by such reliance, acceptance or regard) any of the following:

(i)	any information, report, balance sheet, profit and loss account, certificate or statement supplied by the Trustee or the Manager or by any officer, auditor or solicitor of the Trustee or the Manager;

(ii)	all statements (including statements made or given to the best of the maker’s knowledge and belief or similarly qualified) contained in any information, report, balance sheet, profit and loss account, certificate or statement given pursuant to or in relation to this Deed or that General Security Deed or the Transaction Documents in relation to the Secured Series Trusts;

(iii)	all accounts supplied to the Security Trustee and all reports of the Auditor of a Secured Series Trust supplied to the Security Trustee; and

(iv)	notices and other information supplied to the Security Trustee under this Deed or that General Security Deed,

save, in each case, when it is actually aware that the information supplied pursuant to subclauses (i) to (iv) is incorrect or incomplete.

(g)	(Director’s certificates): The Security Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any dealing, transaction, step or thing a certificate signed by any two directors or duly authorised officers of the Trustee or the Manager as to any fact or matter upon which the Security Trustee may, in the exercise of any of its duties, powers, authorities and discretions under this Deed or that General Security Deed, require to be satisfied or to have information to the effect that in the opinion of the person or persons so certifying any particular dealing, transaction, step or thing is expedient and the Security Trustee will not be bound to call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

(h)	(Custody of documents): The Security Trustee may hold or deposit this Deed and that General Security Deed and any deed or documents relating to this Deed or that General Security Deed or to the Transaction Documents of the Secured Series Trusts with any banker or banking company or entity whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers believed by it to be of good repute and the Security Trustee will not be responsible for any loss incurred in connection with any such holding or deposit and may pay all sums to be paid on account of or in respect of any such deposit.

(i)	(Discretion): The Security Trustee, as regards all the powers, trusts, authorities and discretions vested in it, has, subject to any express provision to the contrary contained in this Deed or that General Security Deed, absolute and uncontrolled discretion as to the exercise of such powers, authorities, trusts and discretions and, in the absence of fraud, negligence or wilful default on its part, will be in no way responsible to any Interested Person or any other person for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non-exercise of such powers, authorities, trusts and discretions.

(j)	(Employ agents): Wherever it considers it expedient in the interests of the Secured Creditors of a Secured Series Trust, the Security Trustee may employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting any business and to do or concur in doing all acts required to be done by the Security Trustee (including the receipt and payment of money under this Deed and that General Security Deed). The Security Trustee will not be bound to supervise the proceedings or acts of any such person, provided that any such person will be a person who is in the opinion of the Security Trustee appropriately qualified to do any such things. Subject to Clauses 14.4, 14.9 and 14.10, the Security Trustee (in its capacity as trustee of the Security Trust) will be responsible to any Interested Person for any misconduct or default on the part of any such person appointed by it under this Deed. However, provided that the Security Trustee exercises good faith in the selection of the agent, no act of the agent will be considered to be the fraud, negligence or wilful default of the Security Trustee for the purposes of Clause 14.4. Any such agent being a lawyer, banker, broker or other person engaged in any profession or business will be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or her or any partner of his or her or by his or her firm in connection with this Deed and that General Security Deed and also his or her reasonable charges in addition to disbursements for all other work and business done and all time spent by him or her or his or her partners or firm on matters arising in connection with this Deed and that General Security Deed including matters which might or should have been attended to in person by a trustee not being a lawyer, banker, broker or other professional person.

(k)	(Delegation): Subject to Clause 14.7, the Security Trustee may whenever it thinks it expedient in the interests of Secured Creditors of a Secured Series Trust, delegate to any person or fluctuating body of persons selected by it all or any of the duties, powers, authorities, trusts and discretions vested in the Security Trustee by this Deed and that General Security Deed provided that, except as provided in any Transaction Documents relating to the Secured Series Trust, the Security Trustee may not delegate to such third parties any material part of its powers, duties or obligations as Security Trustee. Any such delegation may be by power of attorney or in such other manner as the Security Trustee may think fit and may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Security Trustee may think fit. Subject to Clauses 14.4, 14.9 and 14.10, the Security Trustee (in its capacity as trustee of the Security Trust) will be responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, provided that the Security Trustee exercises good faith in the selection of such delegate, no act of such delegate or subdelegate will be considered to be the fraud, negligence or wilful default of the Security Trustee for the purposes of Clause 14.4.

(l)	(Apply to court): The Security Trustee may, whenever it thinks it expedient in the interests of the Secured Creditors of a Secured Series Trust, apply to any court for directions in relation to any question of law or fact arising either before or after an Event of Default in relation to the Secured Series Trust and assent to or approve any applications of any Secured Creditor in relation to the Secured Series Trust, the Trustee or the Manager.

(m)	(Disclosure): Subject to this Deed, any applicable laws and any duty of confidentiality owed by any Interested Person to any other person, the Security Trustee may, for the purpose of meeting its obligations under this Deed and that General Security Deed, disclose to any Secured Creditor of a Secured Series Trust any confidential, financial or other information made available to the Security Trustee by the Trustee, the Manager, any other Interested Person or any other person in connection with this Deed and that General Security Deed concerning that Secured Series Trust.

(n)	(Determination): The Security Trustee, as between itself and the Secured Creditors of a Secured Series Trust, has full power to determine (acting reasonably and in good faith) all questions and doubts arising in relation to any of the provisions of this Deed and that General Security Deed concerning the Secured Series Trust and every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Security Trustee, will be conclusive and will bind the Security Trustee and the Secured Creditors of that Secured Series Trust.

(o)	(Defect in title): The Security Trustee is not bound or concerned to examine or enquire into nor be liable for any defect or failure in the title of the Trustee to any Secured Property and is entitled to accept any such title without requisition or objection.

(p)	(Notice of Security or enforcement): The Security Trustee is under no obligation to give any notice of a Security to any debtors of the Trustee or to any purchaser or any other person whomsoever or, subject to this Deed and that General Security Deed, to enforce payment of any moneys payable to the Trustee or to realise any Secured Property or to take any steps or proceedings for that purpose unless the Security Trustee thinks fit to do so.

(q)	(Give up possession of Secured Property): The Security Trustee, acting in accordance with this Deed and that General Security Deed or the terms of any Extraordinary Resolution passed by the Voting Secured Creditors in relation to a Secured Series Trust in accordance with this Deed and that General Security Deed, may give up possession of the Secured Property in relation to the Secured Series Trust at any time.

(r)	(No duty as secured party): Nothing in this Deed or the General Security Deed imposes a duty upon the Security Trustee to exercise its powers as the secured party under this Deed and the General Security Deed or at law in relation to a Secured Series Trust in circumstances where a motion at a meeting of Voting Secured Creditors in relation to the Secured Series Trust that a Receiver be appointed is put and is not passed.

(s)	(Other Security Interests): If the Security Trustee sees fit to redeem or take any transfer of any Security Interest ranking in priority to or pari passu with a Security in relation to a Secured Series Trust, including the Prior Interest in relation to that Secured Series Trust (the Other Security Interest) wholly or in part then, notwithstanding any provision as to interest contained in the Other Security Interest or any presumption of law to the contrary all moneys expended by the Security Trustee in so doing including the consideration paid to the holder of the Other Security Interest, stamp duty and legal costs and disbursements will be deemed to be principal moneys secured by the Other Security Interest, and also part of the Secured Moneys in relation to the Secured Series Trust and moneys the payment of which forms part of the Obligations, and the provisions of this Deed and the General Security Deed in relation to the Secured Series Trust will be deemed incorporated in the Other Security Interest and will prevail over the terms and conditions of the Other Security Interest in the case of any inconsistency.

(t)	(Liability limited): Except for the obligations imposed on it under this Deed and the General Security Deed, the Security Trustee is not obliged to do or omit to do any thing including enter into any transaction or incur any liability unless the Security Trustee’s liability is limited in a manner satisfactory to the Security Trustee in its absolute discretion.

(u)	(No duty to provide information): Subject to the express requirements of this Deed or that General Security Deed, the Security Trustee has no duty (either initially or on a continuing basis) to provide any Secured Creditors of the Secured Series Trust with any information with respect to the Trustee or the Manager (whenever coming into its possession).

(v)	(Exercise of rights subject to Extraordinary Resolution): Without limiting its rights, powers and discretions, but subject to its express duties or obligations under this Deed and that General Security Deed (including, without limiting the generality of the foregoing, Clause 8) the Security Trustee:

(i)	may convene a meeting of the Voting Secured Creditors to seek directions as to the exercise of its powers and duties and performance of its obligations under this Deed and may put such resolutions to the meeting as are necessary to obtain such directions; and

(ii)	will not be required to exercise any right, power or discretion (including to require anything to be done, form any opinion or give any notice, consent or approval) without the specific directions of the Voting Secured Creditors in relation to the Secured Series Trust given by Extraordinary Resolution.

(w)	(No liability for acting in accordance with directions): The Security Trustee is not to be under any liability whatsoever for acting in accordance with any direction obtained from the Voting Secured Creditors of a Secured Series Trust at a meeting convened under Clause 8.

(x)	(No liability for breach): The Security Trustee is not to be under any liability whatsoever for a failure to take any action in respect of any breach by the Trustee of its duties as trustee of a Secured Series Trust of which the Security Trustee is not actually aware or in respect of any Event of Default of which the Security Trustee is not actually aware.

(y)	(Dispute or ambiguity): In the event of any dispute or ambiguity as to the construction or enforceability of this Deed or that General Security Deed or any other Transaction Document in relation to the Secured Series Trust, or the Security Trustee’s powers or obligations under or in connection with this Deed or that General Security Deed or the determination or calculation of any amount or thing for the purpose of this Deed or that General Security Deed or the construction or validity of any direction from the Voting Secured Creditors, provided the Security Trustee is using reasonable endeavours to resolve such ambiguity or dispute, the Security Trustee, in its absolute discretion, may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute or ambiguity.

14.4	Limitation of liability

Notwithstanding any other provision of this Deed, the Security Trustee will have no liability under or in connection with this Deed and a General Security Deed or any other Transaction Document relating to a Secured Series Trust (whether to the Secured Creditors, the Trustee, the Manager or any other person) in relation to a Secured Series Trust other than to the extent to which the liability is able to be satisfied out of the property of the corresponding Security Trust Fund from which the Security Trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Security Trustee to the extent that it is not satisfied because, under this Deed or that General

Security Deed or by operation by law, there is a reduction in the extent of the Security Trustee’s indemnification as a result of the Security Trustee’s fraud, negligence or wilful default. Nothing in this Clause 14.4 or any similar provision in any other Transaction Document in relation to a Secured Series Trust limits or adversely affects the powers of the Security Trustee, any receiver or attorney in respect of the Security, or the Secured Property, in relation to the Secured Series Trust.

14.5	Dealings with trust

None of the:

(a)	(Security Trustee): Security Trustee in any capacity;

(b)	(Related Bodies Corporate): Related Bodies Corporate of the Security Trustee;

(c)	(Directors etc.): directors or officers of the Security Trustee or its Related Bodies Corporate; or

(d)	(Shareholders): shareholders of the Security Trustee or its Related Bodies Corporate,

is prohibited from:

(e)	(Subscribing for): subscribing for, purchasing, holding, dealing in or disposing of any Notes of any Series Trust;

(f)	(Contracting with): at any time:

(i)	contracting with;

(ii)	acting in any capacity as representative or agent for; or

(iii)	entering into any financial, banking, agency or other transaction with,

any other of them or any Secured Creditor of any Secured Series Trust; or

(g)	(Being interested in): being interested in any contract or transaction referred to in paragraphs (e) or (f).

None of the persons mentioned is liable to account to the Secured Creditors of any Secured Series Trust for any profits or benefits (including, without limitation, bank charges, commission, exchange brokerage and fees) derived in connection with any contract or transaction referred to in paragraphs (e) or (f). The preceding provisions of this Clause 14.5 only apply if the relevant person, in connection with the action, contract or transaction, acts in the utmost good faith to all relevant Secured Creditors.

14.6	Discretion of Security Trustee as to exercise of powers

Subject to any express provision to the contrary contained in this Deed, the Security Trustee will, as regards all the powers, authorities and discretions vested in it by this Deed and the relevant General Security Deed have absolute discretion as to the exercise of them in all respects and, in the absence of fraud, negligence or wilful default on its part, the Security Trustee will not be in any way responsible for any loss, costs, damages, claims or obligations that may result from the exercise or non-exercise of them.

14.7	Delegation of duties of Security Trustee

The Security Trustee must not delegate to any person any of its trusts, duties, powers, authorities or discretions under this Deed and the General Security Deed in relation to a Secured Series Trust except:

(a)	(To Manager, Nominated Servicer, Nominated Seller, Trustee): to the Manager, the Trustee or to a Nominated Seller or a Nominated Servicer in respect of the Secured Series Trust in accordance with the provisions of this Deed or any other Transaction Document in relation to the Secured Series Trust;

(b)	(Related Body Corporate): subject to Clause 14.8 to a Related Body Corporate of the Security Trustee; or

(c)	(As otherwise permitted): in accordance with the provisions of this Deed.

14.8	Liability of the Security Trustee for delegate

(a)	(Acts or omissions): Subject to this Clause 14.8, the Security Trustee is not liable for the acts or omissions of any of its delegates, provided that any such delegate is a person who is selected with reasonable care and in good faith. Where the Security Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person who is a Related Body Corporate of the Security Trustee, the Security Trustee at all times remains liable for the acts or omissions of such Related Body Corporate when acting as delegate.

(b)	(Fees): In all circumstances where the Security Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person, the Security Trustee remains liable for the payment of fees of that person when acting as delegate and such fees will not be subject to indemnification under any of Clauses 16.1 or 16.2 or otherwise nor will such fees be expenses of the relevant Secured Series Trust or payable out of the relevant Security Trust Funds.

14.9	No liability for acts beyond its control

In no event will the Security Trustee be personally liable for any failure or delay in the performance of its obligations under any Transaction Document because of circumstances beyond its control including, but not limited to: acts of God; flood; war (whether declared or undeclared); terrorism; fire; riot; embargo; general labour dispute; any statute, ordinance, code or other law which restricts or prohibits the Security Trustee from performing its obligations under any Transaction Document; the inability to obtain or the failure of equipment or the interruption of communications or computer facilities to the extent, in each case, that these occurrences are beyond the control of the Security Trustee and any other causes beyond the Security Trustee’s control.

14.10	No liability for consequential losses

Notwithstanding any provision of this Deed to the contrary, including, without limitation, any indemnity given by the Security Trustee in this Deed, the Security Trustee will not be liable in its personal capacity for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Security Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise; provided that this Clause 14.10 will not apply to the extent that there is a determination by a relevant court of fraud by the Security Trustee. Nothing in this Clause 14.10 limits the liability of the Security Trustee in its capacity as trustee of a Security Trust.

15.	DUTIES OF THE SECURITY TRUSTEE

15.1	Duties of the Security Trustee limited to duties in this Deed and General Security Deed

The Security Trustee has no duties or responsibilities in its capacity as trustee other than those expressly set out in this Deed and a General Security Deed relating to a Secured Series Trust (but only to the extent that the Security Trustee acts as trustee in respect of that Secured Series Trust).

15.2	Security Trustee’s further duties

Subject to Clause 14.1, the Security Trustee must comply with the duties imposed on it by this Deed and the relevant General Security Deed and must in relation to each relevant Secured Series Trust:

(a)	(Act continuously): act continuously as trustee of the corresponding Security Trust until the Security Trust is terminated in accordance with this Deed or until it has retired or been removed in accordance with this Deed;

(b)	(Exercise diligence etc.): exercise all due diligence, skill and care in carrying out its functions and duties and in protecting the rights and interests of the Secured Creditors in relation to the Secured Series Trust;

(c)	(Have regard to the interests of Secured Creditors): in the exercise of all discretions vested in it by this Deed and that General Security Deed and all other Transaction Documents in relation to the Secured Series Trust except where expressly provided otherwise, have regard to the interest of the Secured Creditors as a class in relation to the Secured Series Trust;

(d)	(Retain the trust fund): subject to this Deed, retain the Security Trust Fund in relation to the Secured Series Trust in safe custody and hold it on trust for the Secured Creditors in relation to the Secured Series Trust upon the terms of this Deed and that General Security Deed; and

(e)	(Not sell etc.): not sell, mortgage, charge, grant any Security Interest in respect of or part with the possession of any part or the whole of the Security Trust Fund in relation to the Secured Series Trust (or permit any of its officers, agents and employees to do so) except as permitted or contemplated by this Deed and that General Security Deed.

15.3	Security Trustee liable for negligence etc.

Nothing in this Deed will in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as Security Trustee (having regard to the provisions of this Deed and the relevant General Security Deed conferring on the Security Trustee any duties, powers, trusts, authorities or discretions, including any provisions relieving the Security Trustee of specified responsibilities) relieve or indemnify it from or against any liability for breach of trust arising from such failure.

15.4	No liability for Transaction Documents

The Security Trustee has no responsibility for the form or content of this Deed or any General Security Deed or any other Transaction Document in relation to a Secured Series Trust and will have no liability arising in connection with any inadequacy, invalidity or unenforceability (other than as a result of a breach of this Deed or a General Security Deed by the Security Trustee) of any provision of this Deed or any Transaction Document in relation to a Secured Series Trust.

15.5	Resolution of conflicts

(a)	(Resolve conflicts between Secured Creditors): Subject to any contrary express provision of the Transaction Documents relating to a Secured Series Trust, if there is at any time in the Security Trustee’s opinion, with respect to enforcement or the exercise of any of the Security Trustee’s duties, powers or discretions, a conflict between the interests of any Secured Creditor or class or sub-class of Secured Creditor (on the one hand) in relation to the Secured Series Trust and the interests of the Noteholders as a whole (on the other hand) in relation to the Secured Series Trust, the Security Trustee must give priority to the interests of the Noteholders as a whole. Provided that the Security Trustee acts in good faith, it will not incur any liability to any Secured Creditor in relation to a Secured Series Trust for giving effect to the foregoing.

(b)	(Resolve conflicts between Noteholders): Subject to the provisions of this Deed and the General Security Deed in relation to a Secured Series Trust, the Security Trustee must give priority to the interests only of the Noteholders of the Highest Ranking Class of Notes in relation to the Secured Series Trust if, in the Security Trustee’s opinion, there is a conflict between the interests of those Noteholders and any other Noteholder or the other persons entitled to the benefit of the Security (in relation to which in determining the interests of the Noteholders of the Highest Ranking Class of Notes, if they are Foreign Currency Notes, the Security Trustee may rely on a determination of the Foreign Currency Note Trustee).

(c)	(No Liability): Provided that the Security Trustee acts in good faith, it will not incur any liability to any Secured Creditor for giving effect to paragraph (a) or (b).

15.6	Quiet Enjoyment

Unless otherwise provided in the General Security Deed in relation to a Secured Series Trust, the Security Trustee must not interfere with an Obligor’s quiet enjoyment of any chattel which is the subject of a Mortgage or Collateral Security forming part of the Secured Property of the Secured Series Trust.

16.	INDEMNITIES

16.1	Indemnity

Subject to this Deed and without prejudice to any right of indemnity given by law, the Security Trustee, the Manager, the Foreign Currency Note Trustee (if any) in relation to the Secured Series Trust, a Receiver or attorney or other person appointed under this Deed (including, without limitation, any person appointed by the Security Trustee, the Manager, the Foreign Currency Note Trustee or a Receiver or any person to whom any duties, powers, trusts, authorities or discretions may be delegated by the Security Trustee, the Manager, the Foreign Currency Note Trustee or a Receiver) (appointee) will be indemnified by the Trustee in its capacity as trustee of a Secured Series Trust against all loss, liabilities and reasonable expenses properly incurred by the Security Trustee, the Manager, the Foreign Currency Note Trustee, the Receiver, attorney or appointee (as the case may be) in the execution or purported execution of any duties, powers, trusts, authorities or discretions vested in such persons pursuant to this Deed in relation to the Secured Series Trust, including all liabilities and expenses consequent upon any mistake or oversight, error of judgment or want of prudence on the part of such persons and against all actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in any way relating to this Deed or a General Security Deed relating to a Secured Series Trust in relation to the Secured Series Trust, unless any of the foregoing is due to actual fraud, negligence or wilful default on the part of the Security Trustee, the Manager, the Foreign Currency Note Trustee, the Receiver, attorney or appointee (as the case may be).

16.2	Extent of Security Trustee’s indemnity

Without limiting Clause 16.1, the Security Trustee is entitled to be indemnified by the Trustee in its capacity as trustee for a Secured Series Trust for the following in relation to the Secured Series Trust:

(a)	(Registration etc. costs): the costs, charges and expenses (including legal costs and expenses on a full indemnity basis and, in the case of solicitors’ costs, calculated at the solicitors’ usual charge out rate) of the Security Trustee in connection with the negotiation, preparation, execution, stamping, registration and completion of this Deed and the General Security Deed, any deed amending this Deed and the Security in relation to a Secured Series Trust;

(b)	(Costs of waiver etc.): the costs, charges and expenses (including legal costs and expenses on a full indemnity basis and, in the case of solicitors’ costs, calculated at the solicitors’ usual charge out rate) of the Security Trustee in connection with any consent, exercise or non-exercise of rights or powers or performance of obligations (including, without limitation, in connection with the contemplated or actual enforcement or preservation of any rights or powers or performance of obligations under this Deed or the General Security Deed in relation to the Secured Series Trust), production of title documents, waiver, variation, release or discharge in connection with the Security or the Secured Property in relation to the Secured Series Trust;

(c)	(Taxes): Taxes and fees (including, without limitation, registration fees) and fines and penalties in respect of fees, which may be payable or determined to be payable in connection with this Deed or a General Security Deed relating to the Secured Series Trust in relation to that Secured Series Trust or a payment or receipt or any other transaction contemplated by this Deed in relation to that Secured Series Trust; and

(d)	(Legal costs): without limiting the generality of Clause 16.2(c), all legal costs and disbursements (charged at the usual commercial rates of the relevant legal services provider) and all other costs, disbursements, outgoings and expenses of the Security Trustee in connection with the initiation, carriage and settlement of any court proceedings (including, without limitation, proceedings against the Trustee arising from any neglect, breach or default by the Trustee under this Deed) in respect of this Deed or a General Security Deed in relation to that Secured Series Trust.

16.3	Costs of experts

The liabilities and expenses referred to in Clause 16.2 include, without limitation, those payable to any independent consultant or other person appointed to evaluate any matter of concern (including, without limitation, any person consulted by the Security Trustee pursuant to Clause 14.3(b)), any agent of the Security Trustee, any Receiver or any attorney appointed under this Deed, and, in the case of the Security Trustee, its administration costs in connection with any event referred to in Clause 16.2.

16.4	Costs of Trustee

The Security Trustee must apply any money received in connection with this Deed or the General Security Deed in relation to a Secured Series Trust towards satisfaction of all outstanding Trustee Indemnity Costs owing to the Trustee in relation to the Secured Series Trust in accordance with the priority of payments contained in Clause 13.1.

16.5	Non-discharge

Unless otherwise specifically stated in any discharge of the Security Trust the provisions of this Clause 16 will continue in full force and effect despite such discharge.

16.6	Retention of lien

Notwithstanding any release of the outgoing Security Trustee under this Clause 16, the outgoing Security Trustee will remain entitled to the benefit of the indemnities granted by this Deed to the outgoing Security Trustee in respect of any liability, cost or other obligation incurred by it while acting as Security Trustee, as if it were still the Security Trustee under this Deed and a General Security Deed.

17.	MEETINGS OF VOTING SECURED CREDITORS

17.1	Meetings regulated by Schedule 1

The provisions of Schedule 1 will apply to all meetings of Voting Secured Creditors and to the passing of resolutions at those meetings.

17.2	Limitation on Security Trustee’s powers

Except as provided in this Deed, the Security Trustee will not assent or give effect to any matter in relation to a Secured Series Trust which a meeting of Voting Secured Creditors in relation to the Secured Series Trust is empowered by Extraordinary Resolution to do, unless the Security Trustee has previously been authorised to do so by an Extraordinary Resolution of such Voting Secured Creditors. Nothing in this Deed prevents the Security Trustee taking such action as it considers appropriate to enforce any rights of indemnity or reimbursement.

18.	CONTINUING SECURITY AND RELEASES

18.1	Liability preserved

Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee and notwithstanding any other rule of law, no grant of full or partial satisfaction of or discharge from this Deed and each General Security Deed in relation to a Secured Series Trust by the Security Trustee will release the Trustee under this Deed or that General Security Deed until all the Secured Moneys in relation to the Secured Series Trust have in fact been received by the Security Trustee and are not liable for whatever reason to be disgorged notwithstanding that such quotation or statement of account may have arisen from the mistake negligence error of law or error of fact of the Security Trustee or its servants or agents.

18.2	Trustee’s liability not affected

This Deed and the liability of the Trustee under this Deed and each General Security Deed in relation to a Secured Series Trust will not be affected or discharged by any of the following:

(a)	(Indulgence): the granting to the Trustee or to any other person of any time or other indulgence or consideration;

(b)	(Delay in recovery): the Security Trustee failing or neglecting to recover by the realisation of any other security or otherwise any of the Secured Moneys in relation to the Secured Series Trust;

(c)	(Laches): any other laches, acquiescence, delay, act, omission or mistake on the part of the Security Trustee or any other person; or

(d)	(Release): the release, discharge, abandonment or transfer whether wholly or partially and with or without consideration of any other security, judgment or negotiable instrument held from time to time or recovered by the Security Trustee from or against the Trustee or any other person.

18.3	Waiver by Trustee

The Trustee in its capacity as trustee of each Secured Series Trust waives in favour of the Security Trustee:

(a)	(All rights necessary to give effect to Deed): all rights whatsoever against the Security Trustee and any other person, estate or assets to the extent necessary to give effect to anything in this Deed and the General Security Deed in relation to the Secured Series Trust;

(b)	(Promptness and diligence): promptness and diligence on the part of the Security Trustee and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing this Deed and that General Security Deed in relation to the Secured Series Trust; and

(c)	(All rights inconsistent with Deed): all rights inconsistent with the provisions of this Deed and that General Security Deed in relation to the Secured Series Trust including any rights as to contribution or subrogation which the Trustee might otherwise be entitled to claim or enforce.

19.	APPOINTMENT, REMUNERATION AND RETIREMENT OF SECURITY TRUSTEE

19.1	Remuneration

Subject to Clause 26, the Security Trustee is to be remunerated by the Trustee for acting as trustee under this Deed in relation to a Secured Series Trust whether before or after the occurrence of an Event of Default in relation to the Secured Series Trust, at the rate agreed from time to time between the Manager, the Security Trustee and the Trustee.

19.2	Retirement of Security Trustee

The Security Trustee covenants that it will retire as Security Trustee of all the relevant Secured Series Trusts if:

(a)	(Insolvency): an Insolvency Event occurs in relation to the Security Trustee;

(b)	(Ceases to carry on business): it ceases to carry on business;

(c)	(Related Trustee retires): a Related Body Corporate of it retires or is removed as trustee of the Secured Series Trusts under clause 19.1, clause 19.2, clause 19.3 or clause 19.4 of the Master Trust Deed and the Manager requires the Security Trustee by notice in writing to retire;

(d)	(Voting Secured Creditors require retirement): an Extraordinary Resolution requiring its retirement is passed at a meeting of Voting Secured Creditors;

(e)	(Breach of duty): when required to do so by the Manager or the Trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by this Deed or a General Security Deed in respect of a relevant Secured Series Trust; or

(f)	(Change in ownership): there is a change in ownership of 50% or more of the issued equity share capital of the Security Trustee from the position as at the date of this Deed or effective control of the Security Trustee alters from the position as at the date of this Deed unless in either case approved by the Manager (whose approval must not be unreasonably withheld).

The retirement of the Security Trustee in accordance with this Clause 19.2 will not take effect until the appointment of a new Security Trustee in accordance with Clause 19.3 or 19.5 is completed.

19.3	Removal by Manager and Appointment of new Security Trustee

If the Security Trustee refuses to retire the Manager is entitled to remove the Security Trustee from office immediately by notice in writing if an event referred to in Clause 19.2 has occurred. Such removal is to take effect on the date of such notice. If a new Security Trustee has not been appointed at such time, such removal shall not take effect until the appointment of a new Security Trustee under this Clause 19.3 or Clause 19.5 is completed. On the retirement or removal of the Security Trustee under the provisions of Clause 19.2 or this Clause19.3:

(a)	(Notify Rating Agencies): the Manager must promptly notify each Rating Agency (if any) in relation to a Secured Series Trust of such retirement or removal; and

(b)	(Appoint new Security Trustee): subject to any approval required by law, the Trustee is entitled to and must use its best endeavours to appoint in writing some other person to be the new Security Trustee provided that the Manager has issued a Rating Notification in relation to the proposed appointment of the new Security Trustee (such appointment is to take effect on the date of retirement or removal of the then Security Trustee). If the Trustee does not appoint a new Security Trustee, the Manager may appoint a new Security Trustee provided that the Manager has issued a Rating Notification in relation to the proposed appointment of the new Security Trustee (such appointment is to take effect on the date of retirement or removal of the then Security Trustee).

19.4	Security Trustee may retire

The Security Trustee may retire as trustee of all relevant Security Trusts under this Deed upon giving three months’ notice in writing to the Trustee, the Manager, the Foreign Currency Note Trustee (if any) in relation to all relevant Secured Series Trusts and the Rating Agencies (if any) of the Secured Series Trusts or such lesser time as the Manager, each Foreign Currency Note Trustee (if any), the Trustee and the Security Trustee agree. Upon such retirement the Security Trustee, subject to any approval required by law, may appoint in writing any other person who is approved by the Manager, which approval must not be unreasonably withheld, as Security Trustee in its stead provided that the Manager has issued a Rating Notification in relation to the proposed appointment of the new Security Trustee. If the Security Trustee does not propose a replacement in accordance with this Clause 19.4 by the date which is one month prior to the date of its proposed retirement, the Manager is entitled to appoint a new Security Trustee approved in writing by the relevant Voting Secured Creditors (such approval not to be unreasonably withheld) provided that the Manager has issued a Rating Notification in relation to the proposed appointment of the new Security Trustee. The retirement of the Security Trustee in accordance with this Clause 19.4 will not be effective until the appointment of a new Security Trustee is complete.

19.5	Appointment of new Security Trustee by Secured Creditors

If the Manager has been unable to appoint a new Security Trustee in accordance with Clause 19.3 or 19.4, the Manager must promptly convene a meeting of Voting Secured Creditors of all relevant Secured Series Trusts at which Voting Secured Creditors, holding or representing between them Voting Entitlements comprising in aggregate a number of votes which is not less than 75% of the aggregate number of votes comprised in the total Voting Entitlements at the time, appoint any person nominated by any of them to act as the new Security Trustee.

19.6	Release of Security Trustee

Upon retirement or removal of the outgoing Security Trustee as trustee of the relevant Security Trusts, the outgoing Security Trustee is released from all obligations under this Deed insofar as they relate to the relevant Security Trusts arising after the date of the retirement or removal except for its obligations under Clause 19.8. The Manager and the Trustee may settle with the outgoing Security Trustee the amount of any sums payable by the outgoing Security Trustee to the Manager or the Trustee or by the Manager or the Trustee to the outgoing Security Trustee and may give to or accept from the outgoing Security Trustee a discharge in respect of those sums which will be conclusive and binding as between the Manager, the Trustee and the outgoing Security Trustee but not as between the outgoing Security Trustee and the Secured Creditors of the relevant Secured Series Trusts.

19.7	Indemnity

Subject to Clause 19.8, the outgoing Security Trustee must (in its personal capacity) indemnify each other party to this Deed and the new Security Trustee in respect of all reasonable costs incurred by any such person as a result of:

(a)	(Removal): the Security Trustee’s removal pursuant to Clause 19.3; or

(b)	(Retirement): the Security Trustee’s retirement pursuant to Clause 19.2 or 19.4,

including all reasonable costs incurred by any party in appointing the new Security Trustee following the Security Trustee’s removal or retirement in any circumstance referred to in Clause 19.7(a) or 19.7(b) above and the appointment of a new Security Trustee. Any amount which the Security Trustee is obliged to pay pursuant to the indemnity in this Clause 19.7 will not be subject to indemnification under any of Clauses 16.1 or 16.2 or otherwise nor will such amount be an expense of the relevant Secured Series Trust or payable out of the relevant Security Trust Funds.

19.8	Vesting of Security Trust Funds in new Security Trustee

The outgoing Security Trustee, on its retirement or removal, must vest the relevant Security Trust Funds or cause them to be vested in the new Security Trustee and must deliver and assign to the new Security Trustee as appropriate all books, documents, records and other property whatsoever relating to the relevant Security Trust Funds. Subject to Clause 19.7, the costs and expenses of this are to be paid out of the relevant Security Trust Funds.

19.9	New Security Trustee to execute deed

Each new Security Trustee must upon its appointment execute a deed in such form as the Manager may require whereby the new Security Trustee must undertake to the Secured Creditors of each relevant Secured Series Trust jointly and severally to be bound by all the covenants on the part of the Security Trustee under this Deed in relation to the Secured Series Trust from the date of such appointment.

19.10	Rating Agencies Advised

The Manager must promptly:

(a)	(Retirement): approach and liaise with the Rating Agencies (if any) relating to each of the Secured Series Trusts in respect of any confirmations required from the Manager in relation to the replacement of the Security Trustee pursuant to this Clause 19;

(b)	(Change of ownership): notify such Rating Agencies (if any) of it becoming aware of a change in ownership of 50% or more of the issued equity share capital of the Security Trustee from the position as at the date of this Deed or effective control of the Security Trustee altering from the date of this Deed; and

(c)	(Approval for change in ownership): notify such Rating Agencies (if any) of any approvals given by the Manager pursuant to Clause 19.2(f).

20.	ASSURANCE

20.1	Further assurance

The Trustee will and will procure that all persons having or claiming any estate or interest in any Secured Property will at any time now or in the future upon the request of the Security Trustee and at the cost of the Trustee, make, do and execute or cause to be made, done and executed all such actions, documents and assurances which are necessary or appropriate:

(a)	(To secure the Secured Moneys): to more satisfactorily secure to the Security Trustee the payment of the corresponding Secured Moneys;

(b)	(To assure the Secured Property): to assure or more satisfactorily assure the Secured Property to the Security Trustee;

(c)	(As directed): as the Security Trustee may direct; or

(d)	(Appointment of new Security Trustee): for a new Security Trustee appointed under Clause 19 to obtain the benefit of this Deed,

and in particular will, whenever requested by the Security Trustee, execute in favour of the Security Trustee such legal mortgages, transfers, assignments or other assurances of all or any part of any Secured Property in such form and containing such powers and provisions as the Security Trustee requires.

20.2	Postponement or waiver of Security Interests

The Trustee will (and the Manager will give all necessary directions to enable the Trustee to) if required by the Security Trustee immediately cause:

(a)	(Postpone other Security Interests): any Security Interest (other than a Prior Interest) which has arisen or which arises from time to time by operation of law over Secured Property in favour of any person including the Trustee to be at the Security Trustee’s option postponed in all respects after and subject to this Deed and the General Security Deed in relation to the Secured Series Trust or to be otherwise discharged, released or terminated; and

(b)	(Discharge of Secured Moneys): any Borrowing or other obligation secured by any such Security Interest at the Security Trustee’s option to be waived, released, paid or performed.

20.3	Registration of Security

The Manager will at its own expense ensure that, if necessary, the Security in relation to any Secured Series Trust, this Deed and any General Security Deed in relation to that Secured Series Trust are promptly perfected (as defined in the PPSA) and registered as a Security Interest on any appropriate register to the extent and within such time limits as may be prescribed by law so as to ensure the full efficacy of this Deed and that General Security Deed as a security to the Security Trustee in all jurisdictions in which any part of the Secured Property in relation to any Secured Series Trust may now or at any time during the continuance of this Deed and that General Security Deed be located, in which the Trustee may carry on any business or in which the Trustee is or may become resident or registered.

20.4	Caveats

The Trustee is not obliged to do anything under this Clause 20 to enable the Security Trustee to, and the Security Trustee must not, lodge a caveat to record its interest in the Secured Property in relation to any Secured Series Trust at the land titles office in any State or Territory, unless the Security in relation to the Secured Series Trust has taken effect as a fixed charge and the Trustee would, under the terms of the Master Trust Deed, be entitled to lodge caveats.

21.	PAYMENTS

21.1	Moneys repayable as agreed or on demand

Unless otherwise provided in the General Security Deed in relation to a Secured Series Trust or agreed, the Secured Moneys in relation to a Secured Series Trust are payable by the Trustee in its capacity as trustee of the Secured Series Trust to the Security Trustee in its capacity as trustee of the corresponding Security Trust in Australian dollars immediately upon demand by the Security Trustee.

21.2	No set-off or deduction

All payments by the Trustee in respect of a Secured Series Trust of any moneys forming part of the Secured Moneys in relation to that Secured Series Trust are to be free of any set-off or counterclaim and without deduction or withholding for any present or future Taxes unless the Trustee is compelled by law to deduct or withhold the same, in which event the Trustee will, subject to the Transaction Documents in relation to the Secured Series Trust, pay to the Security Trustee such additional amounts necessary to enable the Security Trustee to receive after all deductions and withholdings for such Taxes a net amount equal to the full amount which would otherwise have been payable under this Deed and any General Security Deed had no such deduction or withholding been required to be made.

21.3	Anti-money laundering

Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Deed (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except, in all cases, to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders release each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Deed and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this Clause 21.3 or any similar clause in any other Transaction Document.

22.	DISCHARGE OF A SECURITY

22.1	Release

Upon proof being given to the reasonable satisfaction of the Security Trustee that all Secured Moneys in relation to a Secured Series Trust have been paid in full and that all the Obligations have been performed, observed and fulfilled, including that all costs, charges, moneys and expenses in relation to the Secured Series Trust incurred by or payable to or at the direction of the Security Trustee, a Receiver relating to the Secured Series Trust or any attorney appointed under this Deed have been paid and upon adequate provision having been made to the reasonable satisfaction of the Security Trustee of all costs, charges, moneys and expenses in relation to the Secured Series Trust reasonably likely thereafter to be incurred by or payable to or at the direction of the Security Trustee, a Receiver in relation to the Secured Series Trust or any attorney appointed under this Deed in respect of the Secured Series Trust, then the Security Trustee will at the request of the Manager or the Trustee, and at the cost of the Trustee, release the Secured Property in relation to the Secured Series Trust from the Security in relation to the Secured Series Trust and this Deed.

22.2	Contingent liabilities

The Security Trustee is under no obligation to grant a release of a Security or this Deed or any General Security Deed in relation to a Secured Series Trust unless at the time such release is sought:

(a)	(No Secured Moneys owing): none of the Secured Moneys in relation to the Secured Series Trust are contingently or prospectively owing except where there is no reasonable likelihood of the contingent or prospective event occurring; and

(b)	(No liabilities): the Security Trustee has no contingent or prospective liabilities in relation to the Secured Series Trust whether or not there is any reasonable likelihood of such liabilities becoming actual liabilities in respect of any bills, notes, drafts, cheques, guarantees, letters of credit or other instruments or documents issued, drawn, endorsed or accepted by the Security Trustee for the account or at the request of the Trustee for the Secured Series Trust.

22.3	Security reinstated

If any claim is made by any person that any moneys applied in payment or satisfaction of the Secured Moneys in relation to a Secured Series Trust must be repaid or refunded under any law (including, without limit, any law relating to preferences, bankruptcy, insolvency or the winding up of bodies corporate) and the Security, in relation to the Secured Series Trust has already been discharged, the Trustee will, at the Trustee’s expense, promptly do, execute and deliver, and cause any relevant person to do, execute and deliver, all such acts and instruments as the Security Trustee may require to reinstate the Security, in relation to the Secured Series Trust. This Clause 22 will survive the discharge of the Security in relation to the Secured Series Trust unless the Security Trustee agrees otherwise in writing.

23.	AMENDMENT

23.1	Amendment by Security Trustee

Subject to this Clause 23 and to any approval or consent required by law, the Security Trustee, the Manager, the Foreign Currency Note Trustee (if any) in relation to a Secured Series Trust and the Trustee may together agree to amend, add to or revoke any provision of this Deed (including this Clause 23) or the General Security Deed in relation to a Secured Series Trust if the amendment, addition or revocation:

(a)	(Necessary or expedient): in the opinion of the Security Trustee or of a barrister, solicitor or tax accountant instructed by the Security Trustee, is necessary or expedient to comply with the provisions of any statute, ordinance, regulation or by-law or with the requirements of any Governmental Agency;

(b)	(Correct Manifest error): in the opinion of the Security Trustee is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(c)	(Change in to law): in the opinion of the Security Trustee is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any Governmental Agency or any decision of any court (including, without limiting the generality of the foregoing, an amendment, addition or revocation which is in the opinion of the Security Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Secured Series Trusts);

(d)	(Not yet created Secured Series Trust): is to apply only in respect of a Secured Series Trust not yet created under the Master Trust Deed;

(e)	(Convenient): in the opinion of the Security Trustee, will enable the provisions of this Deed or the General Security Deed in relation to a Secured Series Trust to be more conveniently, advantageously, profitably or economically administered; or

(f)	(Otherwise desirable): in the opinion of the Security Trustee and the Trustee is otherwise desirable for any reason.

23.2	Consent Required

If in the opinion of the Security Trustee any amendment, addition or revocation referred to in Clause 23.1(e) or (f) will be or is likely to become materially prejudicial to the rights of all Noteholders or of a particular Class or Sub-Class of Noteholders of the Secured Series Trust then, subject to Clauses 23.5 and 23.8, the amendment, addition or revocation may be agreed to by the Security Trustee only in accordance with Clause 23.3 or 23.4 (as the case may be). For the avoidance of doubt, none of the Manager, the Foreign Currency Note Trustee (if any) in relation to a Secured Series Trust and the Trustee need to comply with, or seek to satisfy themselves as to whether the Security Trustee has complied with, this Clause 23.2, Clause 23.3 or Clause 23.4.

23.3	Amendments Prejudicial to Noteholders of a Class or a Sub-Class

If in the opinion of the Security Trustee any amendment, addition or revocation referred to in Clause 23.1(e) or (f) will be or is likely to become materially prejudicial to the rights of a particular Class or Sub-Class of Noteholders of a Secured Series Trust, the amendment, addition or revocation may only be agreed to by the Security Trustee if the Noteholders of that Class or Sub-Class pass an Extraordinary Resolution (as defined in the Master Trust Deed) approving such amendment, addition or revocation in accordance with the provisions of Schedule 1.

23.4	Amendments Prejudicial to all Noteholders

If in the opinion of the Security Trustee, any amendment, addition or revocation referred to in Clause 23.1(e) or (f) will be or is likely to become materially prejudicial to the rights of all Noteholders of a Secured Series Trust:

(a)	(Must be approved by Extraordinary Resolution): the amendment, addition or revocation may only be agreed to by the Security Trustee if the Noteholders pass an Extraordinary Resolution (as defined in the Master Trust Deed) approving such amendment, addition or revocation in accordance with the provisions of Schedule 1; and

(b)	(Separate meeting of Noteholders not required): even if the proposed amendment, addition or revocation affects Noteholders of a particular Class or Sub-Class, there will not be a separate Extraordinary Resolution (as defined in the Master Trust Deed) required for each Class or Sub-Class of Noteholders pursuant to Clause 23.3 unless the effect of the amendment, addition or revocation is a Subordinated Note Basic Term Modification in which case paragraph 14(a) of Schedule 1 will apply.

23.5	Amendments requiring consent

Notwithstanding Clauses 23.2, 23.3 and 23.4 but subject to Clause 23.8, if any amendment, addition or revocation referred to in Clause 23.1(e) or (f) of this Deed would, if it were an Extraordinary Resolution of the Voting Secured Creditors under paragraph (c)(i) of the definition of “Extraordinary Resolution” in Clause 1.1 of this Deed, require any consent in order to be effective under paragraph 14 of Schedule 1 to this Deed, then the amendment, addition or revocation may be agreed to by the Security Trustee if, and only if, such consent is obtained. Without limiting the foregoing, if the consent of the Voting Secured Creditors is obtained in accordance with the preceding sentence the amendment, addition or revocation referred to in Clause 23.1(e) or (f) of this Deed may be agreed to by the Security Trustee notwithstanding that the amendment, addition or revocation will be or is likely to become materially prejudicial to the rights of the Noteholders, a particular Class or Sub-Class of Noteholders or any other Voting Secured Creditor.

23.6	Copy of amendments in advance to Rating Agencies

The Manager will provide a copy of a proposed amendment, addition or revocation in relation to a Secured Series Trust to each Rating Agency (if any) for the Secured Series Trust at least five Business Days (or such other period as may from time to time be agreed by the Manager with the Rating Agency) prior to the same taking effect.

23.7	Distribution of amendments

The Manager must distribute to all Secured Creditors of a Secured Series Trust a copy of any amendment made pursuant to Clause 23.1 in relation to the Secured Series Trust as soon as reasonably practicable after the amendment has been made.

23.8	Security Trustee to effect amendments

(a)	Notwithstanding the other provisions of this Clause 23 but subject to:

(i)	the other provisions of this Clause 23.8;

(ii)	any consent or approval required by law; and

(iii)	the Manager:

(A)	providing the Security Trustee with a written confirmation that the Manager is satisfied, following discussions with the relevant Rating Agency, that the rating assigned by the relevant Rating Agency to the Notes would be subject to a downgrade, qualification or withdrawal absent the proposed amendment, addition or revocation;

(B)	issuing a Rating Notification in relation to the proposed amendment, addition or revocation; and

(C)	being satisfied that the proposed amendment, addition or revocation will not give rise to an Adverse Effect in relation to the relevant Secured Series Trust,

the Security Trustee, the Manager, the Foreign Currency Note Trustee (if any) in relation to a Secured Series Trust and the Trustee may (and if directed to do so in writing by the Manager, the Security Trustee must) amend, add to or revoke any provision of this Deed (including this Clause 23) or the General Security Deed in relation to a Secured Series Trust (but only to the extent that each relates to a Secured Series Trust in respect of which one or more Rating Agencies have been appointed to rate the Notes), where such amendment, addition or revocation is requested by the Trustee or the Manager to take into account any changes in the ratings criteria of the Rating Agencies.

(b)	For the avoidance of doubt:

(i)	in exercising the power to amend, add to or revoke any provision of this Deed or a General Security Deed in relation to a Secured Series Trust pursuant to Clause 23.8(a), none of the Security Trustee, the Manager, the Foreign Currency Note Trustee (if any) in relation to a Secured Series Trust and the Trustee is required to give consideration to any of the matters referred to in Clauses 23.1 to 23.5, and none of Clauses 23.1 to 23.5 apply to limit any such exercise of power; and

(ii)	this Clause 23.8 does not apply to, and no amendment, addition or revocation may be made pursuant to this Clause 23.8 to, this Deed or a General Security Deed, to the extent that each relates to a Secured Series Trust in respect of which one or more Rating Agencies has not been appointed to rate the Notes.

(c)	The Security Trustee will not be obliged to give effect to any amendment to, addition to or revocation of any provision of this Deed or a General Security Deed in relation to a Secured Series Trust in accordance with Clause 23.8(a) if to do so would:

(i)	impose additional obligations on the Security Trustee which are not provided for or contemplated by the Transaction Documents;

(ii)	adversely affect the Security Trustee’s rights under the Transaction Documents; or

(iii)	result in the Security Trustee being in breach of any applicable law.

24.	EXPENSES AND STAMP DUTIES

24.1	Expenses

Subject to Clause 26 the Trustee in its capacity as trustee of a Secured Series Trust will on demand reimburse the Security Trustee for and keep the Security Trustee indemnified against all expenses including legal costs and disbursements (charged at the usual commercial rates of the relevant legal services provider) incurred by the Security Trustee in connection with the following in relation to the Secured Series Trust:

(a)	(Preparation): the preparation and execution of this Deed and the General Security Deed in relation to the Secured Series Trust and any subsequent consent, agreement, approval or waiver under this Deed or the General Security Deed, or amendment to this Deed of the General Security Deed in relation to the Secured Series Trust; and

(b)	(Enforcement): the exercise, enforcement, preservation or attempted exercise enforcement or preservation of any rights under this Deed or the General Security Deed in relation to the Secured Series Trust including, without limitation, any expenses incurred in the evaluation of any matter of material concern to the Security Trustee.

24.2	Stamp Duties

(a)	(Trustee must pay): The Trustee in its capacity as trustee of a Secured Series Trust will pay all stamp, loan, transaction, registration and similar Taxes including fines and penalties which may be payable to or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Deed or any General Security Deed, or any payment, receipt or other transaction contemplated in this Deed or the General Security Deed in relation to the Secured Series Trust.

(b)	(Trustee must indemnify): The Trustee in such capacity will indemnify and keep indemnified the Security Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Trustee to pay such Taxes in relation to the corresponding Secured Series Trust.

24.3	Goods and Services Tax

Notwithstanding any other provision of this Deed or the Master Trust Deed, if the Security Trustee becomes liable to remit to a Governmental Agency an amount of GST in connection with its supplies under this Deed in relation to a Secured Series Trust, the Security Trustee is not entitled to any reimbursement of that GST from the Trustee out of the Assets of the Secured Series Trust or the relevant Security Trust Fund. Nothing in this Clause 24.3 prevents the time in attendance costs of the Security Trustee from including a component that represents or is referable to GST.

25.	NOTICES

25.1	Method of delivery

Subject to Clauses 25.4 and 25.5, any notice, request, certificate, approval, demand, consent, recommendation or other communication to be given under this Deed must:

(a)	(In writing and signed by an Authorised Officer): be in writing and signed by the party or an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email, to the addressee’s specified email address.

25.2	Address for notices

The address, facsimile number and specified email address of a party are the address, facsimile number and specified email address notified by that party to the other parties from time to time.

25.3	Deemed receipt

A notice, request, certificate, demand, consent, recommendation or other communication under this Deed is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt;

(b)	(Post): where sent by post, on the 3rd (7th if outside Australia) day after posting;

(c)	(Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date that the email is received.

However, if the time of deemed receipt of any notice is not before 5.00 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

25.4	Email

A notice, request, certificate, demand, consent, recommendation or other communication to be given under this Deed may only be given by email where the recipient has agreed that that communication or communications of that type, may be given by email.

25.5	Notices to Secured Creditors

Any notice to a Secured Creditor other than a Noteholder may be given, and will be deemed to be received, in accordance with clause 24.4 of the Master Trust Deed.

26.	TRUSTEE’S LIMITATION OF LIABILITY

26.1	Limitation of Trustee’s liability

The Trustee enters into this Deed only in its capacity as trustee of a Secured Series Trust and in no other capacity. A liability incurred by the Trustee acting in its capacity as trustee of that Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the Assets of that Series Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this Deed (other than Clause 26.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

26.2	Claims against Trustee

The parties may not sue the Trustee in respect of liabilities incurred by the Trustee acting in its capacity as trustee of a Series Trust in any capacity other than as trustee of that Series Trust, including seeking the appointment of a receiver (except in relation to the Assets of that Series Trust), a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of that Series Trust).

26.3	Breach of Trust

The provisions of this Clause 26 will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Deed or any other document in connection with a Series Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of that Series Trust as a result of the Trustee’s fraud, negligence or wilful default.

26.4	Acts or Omissions

It is acknowledged that the Manager is responsible under the Master Trust Deed and the other documents in connection with a Series Trust to which the Manager is a party and this Deed for performing a variety of obligations relating to that Series Trust. No act or omission of the Trustee will be considered fraudulent, negligent or a wilful default for the purpose of Clause 26.3 to the extent to which the act or omission was caused or contributed to by any failure by the Manager or any other person appointed by the Trustee under any Transaction Document in connection with that Series Trust (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document in connection with that Series Trust) to fulfil its obligations in relation to that Series Trust or by any other act or omission of the Manager or any other such person.

26.5	No obligation

The Trustee is not obliged to enter into any obligation under or in relation to this Deed or any document in connection with a Series Trust (including incur any further liability) unless the Trustee’s liability is limited in a manner which is consistent with this Clause 26 or otherwise in a manner satisfactory to the Trustee in its absolute discretion.

26.6	No authority to act

No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document in relation to a Series Trust has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Trustee for the purposes of Clause 26.3.

27.	MISCELLANEOUS

27.1	Governing Law

This Deed and any General Security Deed is governed by and must be construed in accordance with the laws of the Australian Capital Territory.

27.2	Jurisdiction

(a)	(Submission to jurisdiction): The Trustee, the Security Trustee, the Manager and each of the Secured Creditors of a Secured Series Trust each irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the Courts and appellate Courts of the Australian Capital Territory with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed or any General Security Deed.

(b)	(Waiver of inconvenient forum): The Trustee, the Security Trustee, the Manager and each of the Secured Creditors of a Secured Series Trust each irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings brought in such courts and any claim it may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

27.3	Assignment by Trustee

The Trustee will not assign or otherwise transfer the benefit of this Deed or any General Security Deed or any of its rights, duties or obligations under this Deed or any General Security Deed except to a Substitute Trustee which is appointed as a successor trustee of the Series Trusts under and in accordance with the Master Trust Deed.

27.4	Assignment by Manager

The Manager will not assign or otherwise transfer the benefit of this Deed or any General Security Deed or any of its rights, duties or obligations under this Deed or any General Security Deed except to a Substitute Manager which is appointed as a successor manager of the Series Trusts under and in accordance with the Master Trust Deed.

27.5	Assignment by Security Trustee

The Security Trustee will not assign or otherwise transfer all or any part of the benefit of this Deed or any General Security Deed or any of its rights, duties and obligations under this Deed or any General Security Deed except to a new Security Trustee which is appointed as a successor security trustee under and in accordance with this Deed.

27.6	Certificate of Security Trustee

A certificate in writing signed by an officer of the Security Trustee certifying the amount payable by the Trustee to the Security Trustee or to the Secured Creditors of a Secured Series Trust or stating any other act, matter or thing relating to this Deed or any General Security Deed is conclusive and binding on the Trustee in the absence of manifest error on the face of the certificate.

27.7	Continuing obligation

This Deed and each General Security Deed is a continuing obligation notwithstanding any settlement of account, intervening payment, express or implied revocation or any other matter or thing whatsoever until a final discharge of this Deed or that General Security Deed has been given to the Trustee.

27.8	Settlement conditional

Any settlement or discharge between the Trustee and the Security Trustee in relation to a Secured Series Trust is conditional upon any security or payment given or made to the Security Trustee by the Trustee or any other person in relation to the Obligations or the Secured Moneys in relation to the Secured Series Trust not being avoided, repaid or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of any such security or payment being so avoided, repaid or reduced the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Trustee subsequently as if such settlement or discharge had not occurred.

27.9	No merger

Neither this Deed, any General Security Deed nor any of the Security Trustee’s or the Receiver’s powers in relation to a Secured Series Trust will merge or prejudicially affect nor be merged in or prejudicially affected by and the Trustee’s obligations under this Deed and any General Security Deed will not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy, or any other matter or thing existing now or in the future in respect of the Secured Moneys in relation to the Secured Series Trust.

27.10	Interest on judgment

If a liability under this Deed or any General Security Deed (other than a liability for negligence, fraud or wilful default of the Trustee under the Transaction Documents) in relation to a Secured Series Trust becomes merged in a judgment or order then the Trustee as trustee of the Secured Series Trust as an independent obligation will pay interest to the Security Trustee on the amount of that liability at a rate being the higher of the rate payable pursuant to the judgment or order and the highest rate payable on the Secured Moneys in relation to the Secured Series Trust from the date it becomes payable until it is paid.

27.11	No postponement

The Security Trustee’s rights under this Deed and any General Security Deed will not be discharged, postponed or in any way prejudiced by any subsequent Security Interest nor by the operation of the rules known as the rule in Hopkinson v. Rolt or the rule in Claytons Case.

27.12	Severability of provisions

Any provision of this Deed or any General Security Deed which is illegal, void or unenforceable is ineffective to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Deed or such General Security Deed.

27.13	Remedies cumulative

The rights and remedies conferred by this Deed and any General Security Deed upon the Security Trustee and a Receiver are cumulative and in addition to all other rights or remedies available to the Security Trustee or the Receiver by statute or by general law.

27.14	Waiver

A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Deed or any General Security Deed by the Security Trustee will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege or the exercise or enforcement of any other right, remedy, power or privilege under this Deed or such General Security Deed or provided by law.

27.15	Consents and approvals

Where any act matter or thing under this Deed or any General Security Deed depends on the consent or approval of the Security Trustee then unless expressly provided otherwise in this Deed or that General Security Deed such consent or approval may be given or withheld in the absolute and unfettered discretion of the Security Trustee and may be given subject to such conditions as the Security Trustee thinks fit in its absolute and unfettered discretion.

27.16	Written waiver, consent and approval

Any waiver, consent or approval given by the Security Trustee under this Deed or any General Security Deed will only be effective and will only be binding on the Security Trustee if it is given in writing or given verbally and subsequently confirmed in writing and executed by the Security Trustee or on its behalf by an Authorised Officer for the time being of the Security Trustee.

27.17	Time of essence

Time is of the essence in respect of the Trustee’s obligations under this Deed and any General Security Deed.

27.18	Moratorium legislation

To the fullest extent permitted by law, the provisions of all statutes operating directly or indirectly:

(a)	(Lessen obligations): to lessen or otherwise to vary or affect in favour of the Trustee any obligation under this Deed and any Secured General Security Deed; or

(b)	(Delay exercise of powers): to delay or otherwise prevent or prejudicially affect the exercise of any powers conferred on the Security Trustee or a Receiver under this Deed and any General Security Deed, are expressly waived, negatived and excluded.

27.19	Debit accounts

The Trustee authorises the Security Trustee at any time after the Security in relation to a Secured Series Trust becomes enforceable pursuant to the provisions of this Deed or the relevant General Security Deed, to apply without prior notice any credit balance whether or not then due to which the Trustee is at any time entitled on any account at any office of the Security Trustee in relation to the Secured Series Trust in or towards satisfaction of any sum then due and unpaid from the Trustee to the Security Trustee under this Deed or that General Security Deed in relation to the Secured Series Trust or on any other account whatsoever in relation to the Secured Series Trust and the Trustee further authorises the Security Trustee without prior notice to set-off any amount owing whether present or future, actual, contingent or prospective and on any account whatsoever by the Security Trustee to the Trustee in relation to the Secured Series Trust against any of the Obligations in relation to the Secured Series Trust. The Security Trustee is not obliged to exercise any of its rights under this Clause 27.19, which are without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled whether by operation of law, contract or otherwise.

27.20	Set-Off

No Secured Creditor in relation to a Secured Series Trust may set-off or apply any sum or debt in any currency (whether or not matured) in any account comprised in the Secured Property in relation to the Secured Series Trust towards satisfaction of any amount that would otherwise form part of the Secured Moneys in relation to the Secured Series Trust.

27.21	Binding on each signatory

This Deed and each General Security Deed binds each of the signatories to this Deed and such General Security Deed notwithstanding that any one or more of the named parties to this Deed or such General Security Deed does not execute this Deed or such General Security Deed, that there is any invalidity, forgery or irregularity touching any execution of this Deed or such General Security Deed or that this Deed or such General Security Deed is or becomes unenforceable, void or voidable against any such named party.

27.22	Disclosure and notices under PPSA

(a)	Notwithstanding any other provision of any Transaction Document in relation to a Secured Series Trust, each party agrees that no party will disclose any information of the kind referred to in section 275(1) of the PPSA in response to a request of the type referred to in that section in relation to any such Transaction Document unless section 275(7) of the PPSA applies.

(b)	No party is required to provide any notice under the PPSA unless the notice is required by the PPSA and cannot be excluded. This includes notice of any verification statements (as defined in the PPSA) and any notice that a party has made any registration of a security interest under the PPSA or changed any registration relating to a security interest under the PPSA.

27.23	Exclusion of certain provisions of PPSA

Each of the parties hereby agrees to contract out of and exclude from the Transaction Documents in relation to a Secured Series Trust, to the extent permitted by law, each of the provisions of the PPSA referred to in section 115(1) and 115(7) of the PPSA, to the extent mentioned in those sections or provisions and each of the parties waives all of its rights under those sections or provisions in respect of or relating in any way to the enforcement or any other exercise of rights under or in respect of any Security, including without limitation, any rights to receive any notice and any rights of consent.

27.24	Counterparts

This Deed or any General Security Deed may be executed in a number of counterparts and all such counterparts taken together is deemed to constitute one and the same instrument.

SCHEDULE 1

PROVISIONS FOR MEETINGS OF VOTING SECURED CREDITORS

1.	Definitions and incorporation of terms

In this Schedule, unless specified otherwise or the context indicates a contrary intention:

(a)	words and expressions which are defined in or by virtue of clause 1 of the Master Security Trust Deed (the Master Security Trust Deed) have the same meanings in this Schedule;

(b)	a holder in relation to Secured Moneys of a Secured Series Trust will be construed as including a Noteholder in relation to any outstanding Notes in relation to that Secured Series Trust; and

(c)	references to Clauses are references to clauses in this Schedule.

2.	Convening of meetings

(a)	(Meeting at any time): Subject to Clause 20, the Security Trustee, the Trustee or the Manager at any time may convene a meeting of the Voting Secured Creditors of a Secured Series Trust.

(b)	(Meeting on request): Subject to Clause 20 and to the Security Trustee being indemnified to its reasonable satisfaction against all costs and expenses occasioned thereby, the Security Trustee will convene a meeting of the Voting Secured Creditors of a Secured Series Trust if requested to do so by Voting Secured Creditors of the Secured Series Trust who hold between them Voting Entitlements comprising an aggregate number of votes which is no less than 10% of the aggregate number of votes comprising the Voting Entitlements of all Voting Secured Creditors of the Secured Series Trust at that time.

(c)	(Time and place approved by Security Trustee):

(i)	Every meeting of Voting Secured Creditors will be held at such time and place as the Security Trustee approves, provided that, if any Voting Secured Creditors are Foreign Currency Noteholders, subject to paragraphs (ii) and (iii) and Clause 4, any such meeting will not be held until those Foreign Currency Noteholders have held a meeting in accordance with the relevant Foreign Currency Note Trust Deed, and determined how to vote or how to direct the Foreign Currency Note Trustee to vote in the meeting of Voting Secured Creditors.

(ii)	Upon receiving notice of a meeting of the Voting Secured Creditors, the Foreign Currency Note Trustee will as soon as practicable call a meeting of any Voting Secured Creditors which are Foreign Currency Noteholders in accordance with the terms of the relevant Foreign Currency Note Trust Deed.

(iii)	The proviso in sub-paragraph (i) does not apply if:

(A)	the meeting of the Foreign Currency Noteholders called in accordance with sub-paragraph (ii) is adjourned more than once;

(B)	the Foreign Currency Noteholders’ determination under sub-paragraph (i) is not made at the meeting or adjourned meeting (as the case may be);

(C)	the Foreign Currency Note Trustee, in its absolute discretion, so decides; or

(D)	there are then no Foreign Currency Notes outstanding.

(d)	(Alternative meeting arrangements): The Voting Secured Creditors of a Secured Series Trust may meet together in person, by telephone, by fax, by electronic message or other means of communication provided that each Voting Secured Creditor may communicate with each other Voting Secured Creditor of the Secured Series Trust.

3.	Notice of meetings

(a)	(Notice): Subject to Clauses 2(c)(i) and 4, at least 14 days’ notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) of a meeting of the Voting Secured Creditors of a Secured Series Trust must be given to the Voting Secured Creditors of the Secured Series Trust.

(b)	(Accidental omission does not invalidate): The accidental omission to give notice to or the non-receipt of notice by any Voting Secured Creditor of a Secured Series Trust does not invalidate the proceedings at any meeting of the Voting Secured Creditors of the Secured Series Trust.

(c)	(Copies of notices): A copy of a notice convening a meeting must be given by the Security Trustee to the Manager and the Trustee and, if the Secured Series Trust is a Foreign Currency Trust and there is then any Foreign Currency Notes outstanding, the Foreign Currency Note Trustee.

(d)	(Manner of notice): Notice of a meeting must be given in the manner provided in the Master Security Trust Deed.

(e)	(Details to be included in notice): A notice of a meeting of the Voting Secured Creditors of a Secured Series Trust must specify:

(i)	the day, time and place of the proposed meeting;

(ii)	the reason for the meeting being convened;

(iii)	the agenda of the business to be transacted at the meeting; and

(iv)	the terms of any proposed resolution;

(v)	that the persons appointed to maintain the Register may for the purpose of determining those entitled to attend not register any transfer of a Note in the period of two Business Days prior to the meeting (other than Foreign Currency Notes issues by a Foreign Currency Trust);

(vi)	that appointments of proxies must be lodged no later than 24 hours prior to the time fixed for the meeting; and

(vii)	such additional information as the person giving the notice thinks fit.

4.	Shorter notice of meeting

A meeting of the Voting Secured Creditors of a Secured Series Trust may be held on shorter notice than provided by Clause 3 if so agreed by a resolution of Voting Secured Creditors of the Secured Series Trust at the meeting who:

(a)	(Majority in number): are a majority in number of Voting Secured Creditors of the Secured Series Trust (present in person or by proxy) having the right to attend and vote at the meeting; and

(b)	(95% Voting Entitlements): hold or represent between them Voting Entitlements comprising in aggregate a number of votes which is not less than 95% of the aggregate number of votes comprised in all Voting Entitlements of the Secured Series Trust at the time.

5.	Chairman

At a meeting of Voting Secured Creditors of a Secured Series Trust, some person (whether or not a Voting Secured Creditor of the Secured Series Trust or a representative of the Security Trustee) nominated in writing by the Security Trustee must preside as chairman. If no such nomination is made or no such nominated person is present within 15 minutes after the time appointed for the holding of the meeting the Voting Secured Creditors of the Secured Series Trust present must choose one of their number to be chairman.

6.	Quorum

At any meeting of the Voting Secured Creditors of a Secured Series Trust, any 2 or more persons present in person holding, or being Representatives representing, between them in the aggregate 67% or more of the aggregate number of votes comprised in all Voting Entitlements of the Secured Series Trust at that time will form a quorum for the transaction of business and no business (other than the choosing of a chairman) is to be transacted at any meeting unless the requisite quorum is present at the commencement of business.

7.	Adjournment

(a)	(Adjournment): If within 15 minutes from the time appointed for any such meeting a quorum is not present the meeting must, if convened upon the requisition of Voting Secured Creditors, be dissolved. In any other case it must stand adjourned (unless the Security Trustee agrees that it be dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman. At such adjourned meeting two or more persons present in person holding, or being Representatives representing, between them Voting Entitlements of the Secured Series Trust comprising in aggregate a number of votes which is not less than 50% of the aggregate number of votes comprised in all Voting Entitlements of the Secured Series Trust at the time must (except for the purpose of passing an Extraordinary Resolution) form a quorum and will have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting. The quorum at any such adjourned meeting for passing an Extraordinary Resolution will be as specified in Clause 6.

(b)	(Place and time of adjourned meeting): The chairman may with the consent of (and must if directed by) any meeting adjourn the same from time to time and from place to place but no business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

(c)	(Notice of adjourned meeting): At least 5 days’ notice of any meeting adjourned through want of a quorum is to be given in the same manner as of an original meeting and such notice must state the quorum required at such adjourned meeting. It will not, however, otherwise be necessary to give any notice of an adjourned meeting.

8.	Voting procedure

(a)	(Voting by show of hands): Every question submitted to a meeting of the Voting Secured Creditors of a Secured Series Trust must be decided in the first instance by a show of hands as follows:

(i)	every Voting Secured Creditor who is present in person or by proxy and has the right to vote at the relevant meeting will have 1 vote on a show of hands, except that, in relation to a Foreign Currency Trust, the Foreign Currency Note Trustee will have 1 vote for each Foreign Currency Noteholder who is a Voting Secured Creditor;

(ii)	in case of equality of votes on a show of hands, the chairman will have a tie-breaking vote in addition to the vote or votes (if any) to which he or she may be entitled as a Voting Secured Creditor of the Secured Series Trust or as a Representative; and

(iii)	following a show of hands, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(b)	(Demanding a poll): At any meeting of the Voting Secured Creditors of a Secured Series Trust, a poll may be demanded before or on the declaration of the result of the show of hands:

(i)	by the chairman;

(ii)	by the Trustee, the Manager, the Foreign Currency Note Trustee (if any) or the Security Trustee; or

(iii)	by one or more persons holding, or being Representatives representing between them, in aggregate a number of votes which is not less than 2% of the aggregate number of votes comprised in all Voting Entitlements of the Secured Series Trust at the time.

(c)	(Voting by poll): If at any meeting of the Voting Secured Creditors of a Secured Series Trust a poll is demanded in accordance with Clause 8(b):

(i)	that poll must be taken in such manner and (subject to the provisions of this Schedule) either at once or after such an adjournment as the chairman directs and the result of such poll will be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll must not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment must be taken at the meeting without adjournment;

(ii)	every Voting Secured Creditor of the Secured Series Trust who is present in person or by proxy and has the right to vote has the number of votes comprised in their Voting Entitlement in relation to the Secured Series Trust;

(iii)	in case of equality of votes on a poll, the chairman will have a tie-breaking vote in addition to the vote or votes (if any) to which he or she may be entitled as a Voting Secured Creditor of the Secured Series Trust or as a Representative; and

(iv)	following a poll, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(d)	(General voting rules):

The Voting Secured Creditors are only entitled to vote (either by way of show of hands or by poll):

(i)	at a meeting convened by the Security Trustee following the occurrence of an Event of Default in accordance with clause 8.1(b) of the Master Security Trust Deed to consider the Extraordinary Resolutions referred to in clause 8.2 of the Master Security Trust Deed;

(ii)	at any meeting convened under clause 8.6 of the Master Security Trust Deed to consider such Extraordinary Resolutions as are put to the meeting;

(iii)	at any meeting convened by the Security Trustee, the Trustee or the Manager in accordance with Clause 2(a); and

(iv)	at any meeting required by the Voting Secured Creditors in accordance with Clause 2(b).

(e)	(Person may cast votes differently): Any person entitled to more than one vote (including, without limitation, the Foreign Currency Note Trustee) need not use or cast all of the votes to which he or she is entitled to in the same way.

(f)	(Voting by joint Noteholders): In the case of joint holders of Notes (other than Foreign Currency Notes) the vote of the senior joint holder who tenders a vote whether in person or by proxy is to be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority is to be determined on the basis of whose name stands first in the Register maintained in accordance with the Master Trust Deed on which the holders are entered.

(g)	(Voting by corporation): A corporation being a Voting Secured Creditor may vote by any officer or representative duly authorised in writing who is entitled to speak, demand a poll, vote, act as a proxy and in all other respects exercise the rights of a Voting Secured Creditor and must be reckoned as a Voting Secured Creditor for all purposes.

(h)	(Voting by person of unsound mind): A Voting Secured Creditor of unsound mind or in respect of whom an order has been made by any court having jurisdiction in respect of mental health may vote whether on a show of hands or on a poll by his committee curator bonis or other person in the nature of a committee curator bonis appointed by such court.

(i)	(Objection to voter’s qualification): No objection is to be raised as to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting will be valid for all purposes. Any such objection made in due time will be referred to the chairman of the meeting and his decision will be final and conclusive.

9.	Right to attend and speak

The Trustee, the Manager and the Security Trustee (through their respective representatives) and their respective financial and legal advisers will be entitled to attend and speak at any meeting of Voting Secured Creditors of a Secured Series Trust. No person will otherwise be entitled to attend or vote at any meeting of the Voting Secured Creditors of a Secured Series Trust or to join with others in requesting the convening of such a meeting unless he or she is a Voting Secured Creditor of the Secured Series Trust or is a Representative.

10.	Appointment of proxies

(a)

(Proxy): Each appointment of a proxy must be in writing and, together (if required by the Security Trustee) with proof satisfactory to the Security Trustee of its due execution, must be deposited at the registered office of the Security Trustee or at such other place designated by the Security Trustee not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the appointment of proxy will not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of proof (if applicable) of due execution must if required by the Security Trustee be produced by the proxy at the meeting or adjourned meeting. The Security Trustee will be under no obligation to investigate or be concerned with the validity of, or the authority of, the proxy named in any such appointment. The proxy named in any appointment of proxy need not be a Voting Secured Creditor.

(b)	(Proxy valid): Any vote given in accordance with the terms of an appointment of proxy conforming with Clause 10(a) will be valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the Voting Secured Creditor’s instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment has been received by the Security Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

11.	Corporate representatives

A person authorised pursuant to section 250D of the Corporations Act by a Voting Secured Creditor being a body corporate to act for it at any meeting will, in accordance with that person’s authority until that person’s authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Voting Secured Creditor and will be entitled to produce evidence of that person’s authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which that person proposes to vote.

12.	Rights of representatives

A Representative has the right to demand or join in demanding a poll and (except and to the extent to which the Representative is specially directed to vote for or against any proposal) has power generally to act at a meeting for the Voting Secured Creditor concerned. The Security Trustee and any officer of the Security Trustee may be appointed a Representative.

13.	Powers of a meeting of Voting Secured Creditors

(a)	(Powers): Subject to Clauses 13(b), 14 and 20(b) and the General Security Deed in relation to a Secured Series Trust, a meeting of Voting Secured Creditors of a Secured Series Trust has, without prejudice to any rights or powers conferred on other persons by the Master Security Trust Deed, power exercisable by Extraordinary Resolution:

(i)	to direct the Security Trustee in the action that should be taken by it following the occurrence of an Event of Default in relation to the Secured Series Trust;

(ii)	to approve any action that the Security Trustee or a Receiver proposes to take to enforce the provisions of the Master Security Trust Deed in relation to the Secured Series Trust;

(iii)	to approve any proposal by the Manager, the Trustee or the Security Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Secured Creditors in relation to the Secured Series Trust against the Trustee or the Manager whether such rights arise under the Master Security Trust Deed, the other Transaction Documents or otherwise in relation to the Secured Series Trust;

(iv)	to postpone the day when the Secured Moneys in relation to the Secured Series Trust become payable and to suspend or postpone for a time the payment of the Secured Moneys in relation to the Secured Series Trust;

(v)	to approve the exchange or substitution of the Secured Moneys in relation to the Secured Series Trust for, or the conversion of the Secured Moneys in relation to the Secured Series Trust into, notes or other obligations or securities of the Trustee or any other body corporate formed or to be formed;

(vi)	to approve any modification of the provisions contained in the Master Security Trust Deed in relation to the Secured Series Trust or the Notes in relation to the Secured Series Trust which will be proposed by the Trustee, the Manager or the Security Trustee;

(vii)	to give any authority, direction, guidance or sanction sought by the Security Trustee from the Voting Secured Creditors in relation to the Secured Series Trust;

(viii)	to appoint any persons (whether Voting Secured Creditors or not) as a committee or committees to represent the interests of the Voting Secured Creditors in relation to the Secured Series Trust and to confer upon such committee or committees any powers or discretions which the Voting Secured Creditors could themselves exercise by Extraordinary Resolution;

(ix)	to approve a person proposed to be appointed as a new Security Trustee under the Master Security Trust Deed and power to remove any Security Trustee for the time being thereof;

(x)	to discharge or exonerate the Security Trustee from any liability in respect of any act or omission for which it may become responsible under the Master Security Trust Deed in relation to the Secured Series Trust;

(xi)	to do any other thing which under the Master Security Trust Deed is required to be given by an Extraordinary Resolution of the Voting Secured Creditors; and

(xii)	to authorise the Security Trustee or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(b)	(Limitations): A meeting of Voting Secured Creditors in relation to a Secured Series Trust does not have power to, nor will any resolution submitted to the meeting propose or have the effect of:

(i)	in relation to a Secured Series Trust which is a Foreign Currency Trust only, altering any terms in relation to any Class A Notes which are Foreign Currency Notes (the power in respect of which lies exclusively with the Foreign Currency Noteholders of those Class A Notes under the relevant Foreign Currency Note Trust Deed);

(ii)	removing the Security Trustee or the Manager from office, other than in accordance with the terms of the Master Security Trust Deed or the General Security Deed relating to the Secured Series Trust;

(iii)	interfering with the management of the Secured Series Trust;

(iv)	winding up or terminating the Secured Series Trust; or

(v)	disposing of, or otherwise dealing with, the Assets of the Secured Series Trust.

(c)	(Extraordinary Resolution of Noteholders of Class of Subordinated Notes): In relation to a Secured Series Trust which is a Foreign Currency Trust only, no Extraordinary Resolution (as defined in the Master Trust Deed) of the Noteholders of a Class or Sub-Class of Subordinated Notes (other than one referred to in Clause 14(a)) will be effective for any purpose contemplated by this Deed unless:

(i)	there is then no Class of Higher Ranking Notes outstanding in respect of the Foreign Currency Trust;

(ii)	it has been sanctioned by an Extraordinary Resolution (as defined in the Master Trust Deed) of each Class of Higher Ranking Notes; or

(iii)	if any Class of Higher Ranking Notes outstanding is a Class or Sub-Class of Foreign Currency Notes, the Foreign Currency Note Trustee is of the opinion that its becoming effective will not be materially prejudicial to the interests of the Foreign Currency Noteholders of that Class of Higher Ranking Notes.

14.	Extraordinary Resolution binding on Voting Secured Creditors

Subject to Clauses 13(b) and 20(c) an Extraordinary Resolution of the Voting Secured Creditors of a Secured Series Trust (including where the Foreign Currency Note Trustee or Foreign Currency Noteholders is or are the only Voting Secured Creditors, an Extraordinary Resolution in accordance with paragraph (a) or (b) (respectively) of the definition of “Extraordinary Resolution” in Clause 1.1 of this Deed) is binding upon all Secured Creditors of the Secured Series Trust and each of the Secured Creditors of the Secured Series Trust, the Trustee, the Manager and the Security Trustee is bound to give effect to the Extraordinary Resolution, provided that:

(a)	(Subordinated Note Basic Term Modification Affecting Subordinated Noteholders): no such Extraordinary Resolution of the Voting Secured Creditors to approve a Subordinated Note Basic Term Modification will be effective for any purpose unless it has been sanctioned by an Extraordinary Resolution (as defined in the Master Trust Deed) of the Noteholders of each Class or Sub-Class of Subordinated Notes to which that Subordinated Note Basic Term Modification applies or the Security Trustee is of the opinion that its becoming effective will not be materially prejudicial to the interests of the Noteholders of each Class or Sub-Class of Subordinated Notes to which that Subordinated Note Basic Term Modification applies;

(b)	(Extraordinary Resolution Prejudicially Affecting Foreign Currency Noteholders materially): if the Extraordinary Resolution of the Voting Secured Creditors is pursuant to paragraph (c)(i) of the definition of Extraordinary Resolution in Clause 1.1 of this Deed and the Foreign Currency Note Trustee or the Foreign Currency Noteholders are then Voting Secured Creditors, no such Extraordinary Resolution will be effective which is or is likely to become, in the opinion of the Foreign Currency Note Trustee, materially prejudicial to the interests of the Foreign Currency Noteholders unless those Foreign Currency Noteholders at a separate meeting pass an Extraordinary Resolution (as defined in, and under the relevant Foreign Currency Note Trust Deed), consenting to such Extraordinary Resolution of the Voting Secured Creditors; and

(c)	(If resolution affects a particular Secured Creditor): an Extraordinary Resolution of the Voting Secured Creditors which in the opinion of the Security Trustee will be or is likely to become prejudicial to the interests of the provider of a Support Facility, the Nominated Servicer or the Nominated Seller in relation to Secured Series Trust, as the case may be, is not binding on such person, unless they consent in writing to the Extraordinary Resolution.

15.	Minutes and records

Minutes of all resolutions and proceedings at every meeting of the Voting Secured Creditors of a Secured Series Trust must be made and duly entered in the books to be provided for that purpose by the Security Trustee. Any such minutes if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting (if any) of the Voting Secured Creditors, are conclusive evidence of the matters stated in them. Until the contrary is provided, every such meeting in respect of the proceedings of which minutes have been made and signed are deemed to have been duly convened and held and all resolutions passed and proceedings conducted at such meetings are deemed to have been duly passed and conducted.

16.	Written resolutions

Notwithstanding the preceding provisions of this Schedule, a resolution of all the Voting Secured Creditors of a Secured Series Trust (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have:

(a)	(Signed by all Voting Secured Creditors): in the case of a resolution (including an Extraordinary Resolution) of all the Voting Secured Creditors, been signed by the Voting Secured Creditors of the Secured Series Trust; and

(b)	(Delivery to Security Trustee): any such instrument shall be effective upon presentation to the Security Trustee for entry in the records referred to in Clause 15.

17.	Invalid resolutions

Any resolution of the Voting Secured Creditors of a Secured Series Trust which purports to direct the Security Trustee or a Receiver to take any action which would hinder the performance of any party under the Master Trust Deed or a Transaction Document in relation to the Secured Series Trust (except to the extent that enforcement action is taken against the Trustee or in respect of the relevant Secured Property) is invalid.

18.	Further procedures for meetings

Subject to all other provisions of the Master Security Trust Deed, the Security Trustee may without the consent of the Voting Secured Creditors of any Secured Series Trust prescribe such further regulations regarding the holding of meetings of the Voting Secured Creditors of a Secured Series Trust and attendance and voting at such meetings as the Security Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Security Trustee thinks reasonable:

(a)	(Regarding entitlement to vote): so as to satisfy itself that persons who purport to attend or vote at any meeting of Voting Secured Creditors of a Secured Series Trust are entitled to do so in accordance with this Schedule and the other provisions of the Master Security Trust Deed; and

(b)	(Regarding Representatives): as to the form of appointment of a Representative.

19.	Class of Voting Secured Creditors

Subject to any express statement to the contrary, the provisions of this Schedule apply, mutatis mutandis, to a meeting of any class of Voting Secured Creditors under this Schedule or the Master Security Trust Deed, other than meetings of the Foreign Currency Noteholders, in respect of which the provisions of the Master Trust Deed and the applicable Foreign Currency Note Trust Deed relating to meetings of Foreign Currency Noteholders will apply (including relating to the requirements for the passing of Extraordinary Resolutions of Foreign Currency Noteholders or any Class or Sub-Class of Foreign Currency Noteholders) and if the Foreign Currency Noteholders become entitled to attend a meeting of Voting Secured Creditors, the evidence of the entitlement of such Foreign Currency Noteholders to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the Master Trust Deed and the applicable Foreign Currency Note Trust Deed, with such amendments as determined by the Security Trustee.

20.	Foreign Currency Note Trustee and Foreign Currency Noteholder rights

(a)	(Application of this Clause 20): This Clause 20 only applies to a Secured Series Trust which is a Foreign Currency Trust.

(b)	(Only Foreign Currency Note Trustee or Foreign Currency Noteholders may direct Security Trustee): Despite any other provision of this Schedule, the Master Security Trust Deed or the relevant General Security Deed in relation to a Secured Series Trust (but subject to Clause 14 of this Schedule), for so long as the Foreign Currency Note Trustee or any Foreign Currency Noteholders, as the case may be, are the only Voting Secured Creditors in accordance with the definition of this term, it or they, as the case may be, may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Secured Creditors.

(c)	(Foreign Currency Note Trustee or Foreign Currency Noteholders can direct enforcement): Subject to Clause 14(c) of this Schedule, the Master Security Trust Deed and the relevant General Security Deed in relation to a Secured Series Trust, at any time while an Event of Default subsists:

(i)	if the Foreign Currency Note Trustee or the Foreign Currency Noteholders, as the case may be, are Voting Secured Creditors but are not the only Voting Secured Creditors in accordance with the definition of that term; and

(ii)	if the Foreign Currency Note Trustee or any Foreign Currency Noteholders (by way of an Extraordinary Resolution of the Foreign Currency Noteholders under and in accordance with the applicable Foreign Currency Note Trust Deed), as the case may be, directs the Security Trustee to enforce the Security (whether in the case of the Foreign Currency Note Trustee directed to do so by the Foreign Currency Noteholders or as it determines on behalf of the Foreign Currency Noteholders), the Security Trustee will enforce the Security as if directed to do so by an Extraordinary Resolution of Voting Secured Creditors.

(d)	(Security Trustee not liable): The Security Trustee will not be liable to any Voting Secured Creditors for complying with the directions of a Foreign Currency Note Trustee or the Foreign Currency Noteholders, as the case may be in accordance with this Clause 20.

(e)

(Meeting Requirements): If at a particular time a Foreign Currency Note Trustee is the only Voting Secured Creditor, or any Foreign Currency Noteholders are the only Voting Secured Creditors, in accordance with the definition of that term, if the Master Security Trust Deed or this Schedule provides for a meeting of Voting Secured Creditors to be convened, or for any particular issue to be put to such a meeting, notwithstanding any other provision of the Master Security Trust Deed or this Schedule, the requirement to convene such a meeting and put such issue to such meeting will be satisfied if (in the case of the Foreign Currency Note Trustee) written directions are sought from the Foreign Currency Note Trustee, or (in the case of the Foreign Currency Noteholders) a meeting of the relevant Foreign Currency Noteholders is convened under the applicable Foreign Currency Note

Trust Deed to consider passing an Extraordinary Resolution, on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the Foreign Currency Note Trustee, or upon an Extraordinary Resolution under the applicable Foreign Currency Note Trust Deed being passed, a meeting of Voting Secured Creditors will be regarded as having been duly called, convened and held and for the direction or the Extraordinary Resolution under the applicable Foreign Currency Note Trust Deed to be properly passed as an Extraordinary Resolution of such meeting of the Voting Secured Creditors.

(f)	(Voting Entitlement etc of the Foreign Currency Note Trustee): If at a meeting of Voting Secured Creditors, the Foreign Currency Note Trustee is a Voting Secured Creditor, it will have a Voting Entitlement equal to the aggregate Voting Entitlement of all the Foreign Currency Noteholders on whose behalf it votes.

SIGNATORIES

EXECUTED as a DEED

SIGNED SEALED and DELIVERED for and on behalf of P.T. LIMITED ACN 004 454 666 by its Attorney under a Power of Attorney dated 27/02/2007 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:
A del Rio Signature of Attorney

N Doughty	Alfonso del Rio
Signature of Witness	Name of Attorney in full

Nerissa Jayne Doughty
Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ACN 003 435 443 by its Attorney under a Power of Attorney dated 26/02/2007 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:
A del Rio Signature of Attorney

N Doughty	Alfonso del Rio
Signature of Witness	Name of Attorney in full

Nerissa Jayne Doughty
Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ACN 000 001 007 by its Attorney under a Power of Attorney dated 27/02/2007 and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:
A del Rio Signature of Attorney

N Doughty	Alfonso del Rio
Signature of Witness	Name of Attorney in full

Nerissa Jayne Doughty
Name of Witness in full